UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PDC ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PDC ENERGY, INC.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

April 20, 2015

Dear Stockholder of PDC Energy, Inc.:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of PDC Energy, Inc. to be held on June 4, 2015, at 11:30 a.m. Mountain Time at the Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the matters to be considered at the meeting.

We hope you will join us at the Annual Meeting. Whether or not you plan to attend personally, it is important that your shares be represented at the Annual Meeting. We value your opinion and encourage you to participate in the Annual Meeting by voting your proxy. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and proxy card. If you receive a proxy card by mail, you may cast your vote by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend in person.

Sincerely,

Barton R. Brookman
President and Chief Executive Officer

PDC ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, JUNE 4, 2015

To the Stockholders of PDC Energy, Inc.:

The 2015 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) will be held on June 4, 2015, at 11:30 a.m. Mountain Time at the Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203, for the following purposes:

•	To elect the three nominees named in the accompanying Proxy Statement as Class II Directors of the Company, each for a term of three years;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

•	To approve a change in the Company’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion; and

•	To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 8, 2015, as the record date for determining the stockholders having the right to receive notice of, to attend and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

Please vote by using the telephone or Internet voting options described in the accompanying Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

April 20, 2015

PDC ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2015 at

The Denver Financial Center

1775 Sherman Street

Denver, Colorado 80203

The accompanying proxy is solicited by the Board of Directors (“Board”) of PDC Energy, Inc. (“PDC,” the “Company,” “we,” “us” or “our”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on June 4, 2015, at 11:30 a.m. Mountain Time and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. On or about April 20, 2015 we began mailing notices containing instructions for accessing this Proxy Statement and our annual report online, and we began mailing proxy materials to stockholders who had previously requested delivery of the materials in paper form. For information on how to vote your shares, see the instructions included on the proxy card or instruction form described under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2015

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2015 Annual Meeting of Stockholders, and the 2014 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available at www.envisionreports.com/PDCE.

INFORMATION ABOUT VOTING AND THE MEETING	1
Who May Vote	1
How Proxies Work	1
Voting 401(k) and Profit Sharing Plan Shares	1
Revoking a Proxy	1
Quorum	2
Votes Needed	2
Attending in Person	2
Conduct of the Meeting	3
Solicitation of Proxies	3
Appraisal Rights	3
Contact Information	3
PROPOSALS REQUIRING STOCKHOLDER VOTE	4
PROPOSAL NO. 1 — ELECT THREE CLASS II DIRECTORS	4
Name, Principal Occupation for Past Five Years and Other Directorships	5
REPORT OF THE AUDIT COMMITTEE	9
PROPOSAL NO. 2 — RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
PROPOSAL NO. 3 — APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	12
PROPOSAL NO. 4 — APPROVE A CHANGE IN THE COMPANY’S STATE OF INCORPORATION FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE, PURSUANT TO A PLAN OF CONVERSION	13
ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2015 ANNUAL MEETING	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	26
CORPORATE GOVERNANCE	29
STANDING COMMITTEES OF THE BOARD	31
DIRECTOR COMPENSATION	33
DIRECTOR QUALIFICATIONS AND SELECTION	35
STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS	36
THE BOARD’S ROLE IN RISK MANAGEMENT	37
COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS	38
CODE OF BUSINESS CONDUCT AND ETHICS	38
TRANSACTIONS WITH RELATED PERSONS	38
ADDITIONAL INFORMATION	39
NAMED EXECUTIVE OFFICERS	39
COMPENSATION COMMITTEE REPORT	40
COMPENSATION DISCUSSION AND ANALYSIS	40
SUMMARY COMPENSATION TABLE	57
2014 ALL OTHER COMPENSATION	58
2014 GRANTS OF PLAN-BASED AWARDS	59
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END	60
2014 OPTION EXERCISES AND STOCK VESTED	61
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	63
EQUITY COMPENSATION PLAN INFORMATION	69
STOCKHOLDER NOMINATIONS AND PROPOSALS	69
HOUSEHOLDING INFORMATION	70
APPENDIX A — Plan of Conversion	A-1
APPENDIX B — Articles of Conversion	B-1
APPENDIX C — Delaware Certificate of Conversion	C-1
APPENDIX D — Delaware Certificate of Incorporation	D-1
APPENDIX E — Delaware Bylaws	E-1

INFORMATION ABOUT VOTING AND THE MEETING

Who May Vote

Stockholders of PDC, as recorded in the Company’s stock register on the record date of April 8, 2015, may vote at the Annual Meeting. The outstanding voting securities of the Company as of April 8, 2015 consisted of 40,056,334 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the meeting.

How Proxies Work

The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares at the meeting in the manner you direct. We will vote your shares as you specify. You may vote for or withhold your vote from one or more Class II Director nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you provide a signed proxy but do not specify how to vote, your shares will be voted (1) in favor of approval of all three of the Class II Director nominees named in this Proxy Statement; (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (3) to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined herein); and (4) to approve a change of the Company’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion. If any other business properly comes before the stockholders for a vote at the meeting, yours shares will be voted in accordance with the discretion of the holders of the proxy.

If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. Without your instruction, the nominee may vote only on the ratification of the appointment of PwC as our independent registered public accounting firm for 2015. A nominee’s inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” The effect of broker non-votes may be different for the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non-votes on each proposal, see “Votes Needed” below.

Voting 401(k) and Profit Sharing Plan Shares

If you are a participant in PDC’s 401(k) and Profit Sharing Plan and have shares of PDC common stock credited to your plan account as of the record date, you have the right to direct the plan trustee how to vote those shares. The trustee will vote the shares in your plan account in accordance with your instructions. Your vote may not be counted if your proxy card is not received by May 29, 2015. You cannot vote such shares at the Annual Meeting or change your vote.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new signed proxy with a later date;

•	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy; or

•

Appearing at the meeting, notifying the inspector of the election that you wish to revoke your proxy, and voting in person at the meeting. Merely attending the meeting will not result in revocation of your proxy.

If you hold your shares through a broker, bank or other nominee, you must follow their instructions to revoke your voting instructions or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

Votes Needed

The following table presents the voting requirements for electing the three Class II Director nominees and approving the other proposals presented in this Proxy Statement. Under the “Uncontested Elections Policy” contained in Section 3(e) of our Corporate Governance Guidelines, which may be viewed on our website at www.pdce.com, any nominee who receives a greater number of “withhold” votes than “for” votes is required to submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. For more information about our Uncontested Elections Policy, see “Corporate Governance — Uncontested Elections Policy” below.

PROPOSAL	VOTE REQUIRED TO ELECT OR APPROVE
Proposal No. 1 Elect three Class II Directors.

The three nominees who receive the greatest number of votes will be elected Directors for the three-year term ending in 2018. There is no cumulative voting for Directors. Abstentions and broker non-votes will have no effect on the election of Directors.

Proposal No. 2 Ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	A majority of votes cast is required for ratification. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 2 and will have no effect on the vote.

Proposal No. 3 Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined herein).	A majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 3 and will have no effect on the vote.

Proposal No. 4 Approve a change in the Company’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion.	The affirmative vote of a majority of outstanding shares of common stock is required for approval. Abstentions and broker non-votes will be counted as votes against Proposal No. 4.

Attending in Person

Only stockholders or their proxy holders and PDC guests may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases, packages or other items deemed unnecessary in PDC’s discretion will be permitted in the meeting. In addition, each stockholder and PDC guest may be asked to present valid, government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 8, 2015, the record date for receiving notice of, attending and voting at the Annual Meeting.

Conduct of the Meeting

The Chairman has broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to speak at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

Solicitation of Proxies

The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the Notice of Internet Availability of Proxy Materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation. The Company has entered into an agreement with Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, as its proxy solicitor and anticipates paying approximately $8,500 for such services.

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Nevada or our By-Laws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Contact Information

If you have questions or need more information about the Annual Meeting, you may write to or call:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, CO 80203

(303) 860-5800

corpsecretary@pdce.com

For information about shares registered in your name, call PDC at (800) 624-3821. You are also invited to visit PDC’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING STOCKHOLDER VOTE

PROPOSAL NO. 1 — ELECT THREE CLASS II DIRECTORS

(Proposal 1 on the Proxy Card)

As of the date of this Proxy Statement and as permitted by the Company’s By-Laws, the Board consists of eight members (“Directors”) divided into three classes. Directors are usually elected for three-year terms. The terms for members of each class end in successive years.

The Board has nominated three continuing Class II Directors, Anthony J. Crisafio, Kimberly Luff Wakim and Barton R. Brookman, whose terms expire in 2015 at the Annual Meeting, to stand for re-election to the Board for a three-year term expiring in 2018. Mr. Crisafio joined the Board in 2006 and currently serves on the Compensation Committee and the Audit Committee. Ms. Wakim joined the Board in 2003 and currently serves as a member of the Audit Committee, the Compensation Committee, which she chairs, and the Nominating and Governance Committee. Mr. Brookman joined the Board on January 1, 2015 and currently serves as the Company’s President and Chief Executive Officer.

The appointed proxies will vote your shares in accordance with your instructions and for the election of the three Class II Director nominees unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the Director nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce the size of the Board or select a substitute. Your proxy cannot otherwise be voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named.

Board of Directors

As of March 30, 2015, the composition of the Board and the term of each Director was as follows:

NOMINEES	FIRST ELECTED DIRECTOR	EXPIRATION OF CURRENT TERM
CLASS II:
Anthony J. Crisafio	2006	2015
Kimberly Luff Wakim	2003	2015
Barton R. Brookman	2015	2015

CLASS III:
Larry F. Mazza	2007	2016
James M. Trimble	2009	2016

CLASS I:
Joseph E. Casabona	2007	2017
David C. Parke	2003	2017
Jeffrey C. Swoveland	1991	2017

Name, Principal Occupation for Past Five Years and Other Directorships

NOMINEES FOR TERM EXPIRING IN 2018 — CLASS II

Name:	Anthony J. Crisafio, Director
Age:	62
Committees:	Audit Compensation

•

Mr. Crisafio, a Certified Public Accountant (“CPA”), was first elected to the Board in 2006. Mr. Crisafio has served as an independent business consultant for more than 20 years, providing financial and operational advice to businesses in a variety of industries. He previously served as the part-time contract Chief Financial Officer of Empire Energy USA, LLC, a domestic oil and gas company. Mr. Crisafio also previously served as the Interim Chief Financial Officer for the MDS Associated Companies, a domestic oil and gas company, from November 2013 to August 2014. Mr. Crisafio served as Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young LLP, last serving as a partner from 1986 to 1989. He was responsible for several Securities and Exchange Commission (“SEC”) registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. Mr. Crisafio also serves as an Advisory Board member for a number of privately held companies.

•

The Board has concluded that Mr. Crisafio is qualified to serve as a Director because, among other things, he is a CPA and brings to the Board more than 30 years of financial accounting and management expertise, with demonstrated business management and accounting experience.

Name:	Kimberly Luff Wakim, Director
Age:	57
Committees:	Audit Compensation (Chair) Nominating and Governance

•

Ms. Wakim, an attorney and CPA, was first elected to the Board in 2003. Ms. Wakim is a Partner with the law firm Clark Hill, PLC (formerly Thorp, Reed & Armstrong LLP), where she is the co-chair of the Corporate Restructuring and Bankruptcy Practice group. She has practiced law with the firm since 1990. Ms. Wakim was previously an auditor with Main Hurdman (now KPMG) and was Assistant Controller for PDC from 1982 to 1985. She has been a member of the American Institute of Certified Public Accountants and the West Virginia Society of Certified Public Accounts for more than 20 years.

•

The Board has concluded that Ms. Wakim is qualified to serve as a Director because, among other things, she is an attorney and CPA, and brings to the Board a combination of a strong legal background and expertise in accounting oversight. Ms. Wakim received a BSBA from West Virginia University and a J.D. from the West Virginia College of Law.

Name:	Barton R. Brookman, Director, President and Chief Executive Officer
Age:	52
Committees:	None

•

Mr. Brookman, the Company’s President and Chief Executive Officer (“CEO”), was appointed to the Board on January 1, 2015, simultaneous with his appointment as the Company’s CEO. Mr. Brookman originally joined the Company in July 2005 as Senior Vice President-Exploration and Production; he was appointed to the position of Executive Vice President and Chief Operating

Officer in June 2013 and then served as President and Chief Operating Officer from June 2014 through December 2014. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations.

•

The Board has concluded that in addition to his status of CEO of the Company, Mr. Brookman is qualified to serve as a Director due, among other things, to his many years of oil and gas industry executive management experience, his active involvement in industry groups and his knowledge of current developments and best practices in the industry. Mr. Brookman holds a B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2016 — CLASS III

Name:	Larry F. Mazza, Director
Age:	54
Committees:	Audit Compensation Nominating and Governance (Chair)

•

Mr. Mazza, a CPA, was first elected to the Board in 2007. Mr. Mazza is President and Chief Executive Officer of MVB Financial Corp (“MVB”), a financial services company. He has more than 27 years of experience in both large banks and small community banks and is one of seven members of the West Virginia Board of Banking and Financial Institutions, which oversees the operation of financial institutions throughout West Virginia and advises the state Commissioner of Banking. Mr. Mazza is also an entrepreneur and is co-owner of nationally-recognized sports media business Football Talk, LLC, a pro football website and content provider for NBC SportsTalk. Prior to joining MVB in 2005, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s West Virginia North region. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. Prior thereto, Mr. Mazza was President of Empire National Bank, and later served as Regional President of One Valley Bank. Mr. Mazza also previously worked for KPMG (or its predecessors) as a CPA with a focus on auditing.

•

The Board has concluded that Mr. Mazza is qualified to serve as a Director because, among other things, he is a CPA, a CEO, and has extensive leadership and banking experience. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our workforce located in Bridgeport, West Virginia. Mr. Mazza graduated from West Virginia University with a degree in Business Administration.

Name:	James M. Trimble, Director
Age:	66
Committees:	None

•

Mr. Trimble, a Registered Professional Engineer (“RPE”), was first elected to the Board in 2009. Mr. Trimble served as the CEO and President of the Company from June 2011 through June 2014, and continued to serve as the Company’s CEO through December of 2014 until the appointment of Mr. Brookman to the position of CEO on January 1, 2015. From 2005 until November 2010, Mr. Trimble served as Managing Director of Grand Gulf Energy, Limited (ASX: GGE) (“Grand Gulf”), and as President and CEO of Grand Gulf’s U.S. subsidiary, Grand Gulf Energy Company LLC, a domestic oil and gas exploration and development company. From 2000 through 2004, Mr. Trimble was CEO of Elysium Energy and then TexCal Energy LLC, both privately held oil and gas companies. Prior thereto, he was Senior Vice President of Exploration and Production for

Cabot Oil and Gas (NYSE: COG). From November 2002 until May 2006, he also served as a director of Blue Dolphin Energy (NASDAQ: BDCO), an independent oil and gas company. Mr. Trimble currently serves on the Board of Directors of Callon Petroleum Company (NYSE: CPE) and as a member of the Advisory Board of Directors of High Peak Energy, a private fund focused in the oil and gas industry. Mr. Trimble was an officer of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division.

•

The Board has concluded that Mr. Trimble is qualified to serve as a Director because, among other things, of his intimate knowledge of the Company having served as its past President and CEO, the fact that he is an RPE who brings many years of broad oil and gas industry executive management experience to the Board, and his knowledge of current developments and best practices in the industry.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2017 — CLASS I

Name:	Joseph E. Casabona, Director
Age:	71
Committees:	Audit (Chair) Nominating and Governance

•

Mr. Casabona, a CPA, was first elected to the Board in 2007. Mr. Casabona served as CEO of Paramax Resources Ltd., a junior public Canadian oil and gas company, from 2008 until the beginning of 2011. Mr. Casabona also served as Executive Vice President and as a member of the Board of Directors of Denver-based Energy Corporation of America (“ECA”), a domestic oil and gas company, from 1985 until his retirement in May 2007. Mr. Casabona’s major responsibilities with ECA included strategic and executive oversight of all matters affecting ECA. From 1968 until 1985, Mr. Casabona was employed at KPMG or its predecessors, with various titles including audit partner, where he primarily served public clients in the oil and gas industry.

•

The Board has concluded that Mr. Casabona is qualified to serve as a Director because, among other things, he is a CPA and brings to the Board extensive first-hand experience in all aspects of the oil and gas industry, including natural gas exploration, development, acquisitions, operations and strategic planning, as well as experience in the Company’s primary areas of operations. Mr. Casabona holds a BSBA from the University of Pittsburgh and a Master of Science-Mineral Economics from the Colorado School of Mines.

Name:	David C. Parke, Director
Age:	48
Committees:	Compensation Nominating & Governance

•

Mr. Parke, who was first elected to the Board in 2003, has served as a Managing Director EVOLUTION of Life Science Partners since October 2014. From June 2011 until October, he was a Managing Director in the investment banking group of Burrill Securities LLC. From 2006 until June 2011, he was Managing Director in the investment banking group of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood, from October 2003 to November 2006, he was a Director with the investment banking firm Mufson Howe Hunter & Company LLC. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus.

•

The Board has concluded that Mr. Parke is qualified to serve as a Director because, among other things, he has extensive investment banking experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

Name:	Jeffrey C. Swoveland, Director (Non-Executive Chairman)
Age:	60
Committees:	Audit Compensation

•

Mr. Swoveland was first elected to the Board in 1991 and was elected Non-Executive Chairman of the Board in June 2011. From 2006 until January 2014, Mr. Swoveland was first Chief Operating Officer and later President and Chief Executive Officer of ReGear Life Sciences, Inc. (previously named Coventina Healthcare Enterprises), which develops and markets medical device products. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company. Prior thereto, from 1994 to September 2000, Mr. Swoveland held various positions including Vice President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company. Mr. Swoveland also has worked as a geologist and exploratory geophysicist for both major and independent oil and gas companies. Mr. Swoveland serves as a member of the Board of Directors of Linn Energy, LLC (NASDAQ: LINE), a public independent oil and natural gas company.

•

The Board has concluded that Mr. Swoveland is qualified to serve as a Director because, among other things, he brings to the Board extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his service as a director of another public energy company provides leadership and knowledge of best practices that benefit the Company and his guidance and understanding of management processes of larger oil and gas companies benefits the Company as it continues to grow.

The election of the Class II Directors will be effected by an affirmative vote of a plurality of the outstanding common shares. Abstentions and broker non-votes will have no effect on the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of five Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee met nine times during 2014. In addition, the Audit Committee has authorized Audit Committee member Joseph E. Casabona to serve as a sub-committee of the Audit Committee to review and approve SEC periodic financial filings and other actions of the partnerships for which the Company serves as managing general partner. The sub-committee met four times during 2014 to review such partnership filings.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2014 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Joseph E. Casabona, Chair

Anthony J. Crisafio

Larry F. Mazza

Jeffrey C. Swoveland

Kimberly Luff Wakim

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PROPOSAL NO. 2 — RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2 on the Proxy Card)

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and the Company is submitting the appointment of PwC to the stockholders for ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES	2014	2013
Audit Fees(1)	$1,667,500	$1,800,000
Audit-Related Fees(2)	101,628	117,111
Tax Fees(3)	93,448	64,134

Total Fees	$1,862,576	$1,981,245

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal controls over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including fees related to comfort letters and consents issued in conjunction with our debt and equity offerings.

(2)

Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.” Fees billed primarily include our proportionate share of amounts billed to the Company-sponsored partnerships for the audits of their annual financial statements. Total amounts billed to the Company-sponsored partnerships in 2014 and 2013 were $265,000 and $309,000, respectively.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services which are not eligible for annual pre-approval to be conducted by the independent accountant must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All of the services described in “Principal Accountant Fees and Services” were approved by the Audit Committee pursuant to its pre-approval policies in effect at the time. The duties of the Audit Committee are described in the Audit Committee Charter, which can be viewed on the Company’s website under “Corporate Governance.”

This proposal will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote on this proposal. Broker non-votes and abstentions will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 3 — APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal 3 on the Proxy Card)

The stockholders of the Company are entitled to cast an advisory non-binding vote at the Annual Meeting on the compensation of the Company’s Named Executive Officers (as defined below). While this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program. In 2011, based on the stockholder vote at the 2011 Annual Meeting of Stockholders and engagement with some of the Company’s largest stockholders, the Company determined to hold a “say-on-pay” vote annually, consistent with the majority of votes cast in favor of an annual advisory vote. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2017 Annual Meeting of Stockholders, in accordance with SEC rules.

As described more fully under “Compensation Discussion and Analysis” below, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

The Company’s practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer’s compensation at risk demonstrates its pay-for-performance philosophy. Approximately 82% of the target 2014 compensation for our Named Executive Officers other than the CEO was in the form of variable compensation which was “at risk” (i.e., incentive cash compensation, performance-based equity, stock appreciation rights (“SARs”) and restricted stock). For the Company’s CEO, this figure was 89%.

Each of the Named Executive Officers has been granted significant equity to provide him a stake in the Company’s long-term success. The Company also has significant stock ownership guidelines applicable to its senior executives. The Company believes that this “tone at the top” guides the Company’s other officers and management personnel to obtain and maintain meaningful ownership stakes in the Company.

The Compensation Committee considers the results of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our Named Executive Officers. At our 2014 annual meeting of stockholders, an overwhelming majority (94%) of the votes cast approved the compensation of our Named Executive Officers. Accordingly, the Compensation Committee concluded that our executive compensation programs generally meet the expectations of our stockholders. We did not make any material changes to our executive compensation programs in 2014.

In light of the above, the Company believes that the compensation of its Named Executive Officers for 2014 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in this Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote on this proposal. Broker non-votes and abstentions will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL NO. 4 — APPROVE A CHANGE IN THE COMPANY’S STATE OF INCORPORATION FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE, PURSUANT TO A PLAN OF CONVERSION

(Proposal 4 on the Proxy Card)

The Board of Directors has approved and recommends that the stockholders approve a proposal to change the Company’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion (the “Reincorporation”). If our stockholders approve the Reincorporation, we will effect it by converting the corporation as provided in the Delaware General Corporation Law (the “DGCL”) and the Nevada Revised Statutes (the “NRS”). For the purposes of this Proposal No. 4, we sometimes refer to the Company as “PDC-Nevada” prior to the Reincorporation and “PDC-Delaware” after the Reincorporation.

Summary

The principal effects of the Reincorporation will be that:

•	The affairs of the Company will cease to be governed by Nevada corporation laws and will become subject to Delaware corporation laws.

•

The resulting Delaware corporation, PDC-Delaware, will be the same entity as the Company as currently incorporated in Nevada, PDC-Nevada, and will continue with all of the rights, privileges and powers of PDC-Nevada, will possess all of the properties of PDC-Nevada, will continue with all of the debts, liabilities and obligations of PDC-Nevada and will continue with the same officers and directors of PDC-Nevada immediately prior to the Reincorporation, as more fully described below.

•

When the Reincorporation becomes effective, each outstanding share of PDC-Nevada capital stock will be an outstanding share of a like class of capital stock of PDC-Delaware, and each outstanding option or right to acquire shares of PDC-Nevada common stock will be an option or right to acquire, on the same terms, shares of common stock of PDC-Delaware.

General Information

The Company will effect the Reincorporation by entering into a plan of conversion, a draft copy of which is attached hereto as Appendix A. Approval of the Reincorporation will constitute approval of the plan of conversion. At the effective time of the Reincorporation, which would occur only if a majority of the voting power of the Company’s shares vote in favor of the Reincorporation, the Company would file with the Nevada Secretary of State articles of conversion, a draft copy of which is attached as Appendix B, and would also file with the Delaware Secretary of State a certificate of conversion, a draft copy of which is attached as Appendix C, and a certificate of incorporation that would govern the Company as a Delaware corporation, which is referred to here as the Delaware certificate of incorporation, a draft copy of which is attached as Appendix D. In addition, the Board will adopt bylaws for the resulting Delaware corporation, which are referred to herein as the Delaware bylaws, a draft copy of which is attached as Appendix E. Approval of the Reincorporation will constitute approval of the Delaware certificate of incorporation and the Delaware bylaws.

Although it will be governed by the Delaware certificate of incorporation, the Delaware bylaws and the DGCL, PDC-Delaware will be the same entity as PDC-Nevada immediately prior to the Reincorporation: PDC-Delaware will continue with all of the rights, privileges and powers of PDC-Nevada, it will possess all of the properties of PDC-Nevada, it will continue with all of the debts, liabilities and obligations of PDC-Nevada and it will continue with the same officers and directors as PDC-Nevada immediately prior to the Reincorporation. PDC-Delaware will have the same capitalization as PDC-Nevada, with 150 million shares of common stock and 50 million shares of preferred stock authorized for issuance.

After the Reincorporation, the Company will continue to be a publicly-held company and the shares of the Company’s common stock will continue to be traded, without interruption, on NASDAQ under the same symbol (PDCE). The Company will continue to file periodic reports and other documents with the SEC and provide to its stockholders the same type of information that it has previously filed and provided. Stockholders who own shares of the Company’s common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares, and stockholders holding restricted shares of the Company’s common stock will continue to hold their shares subject to the same restrictions on transfer to which their shares are presently subject. In summary, the Reincorporation will not change the respective positions under federal securities laws of the Company or its stockholders.

Reasons for the Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the NRS.

In addition, Delaware has established a specialized court, the Court of Chancery, that has exclusive jurisdiction over matters relating to the DGCL. In the Court of Chancery, corporate cases are heard by judges, without juries, who have many years of experience with corporate issues. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively.

Delaware courts have developed considerable expertise in dealing with corporate legal issues, including many issues that no Nevada court has considered. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing the Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

Reincorporation from Nevada to Delaware may also make it easier to attract future candidates willing to serve on the Board, because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

Changes as a Result of Reincorporation

If the Reincorporation proposal is approved and implemented, it will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in “Comparison of Stockholders’ Rights Before and After the Reincorporation.” The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company as a Delaware corporation. The Reincorporation will not result in any change in the Company’s headquarters or facilities, business, jobs, management, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation), or officers and directors.

Mechanism for Reincorporation into Delaware

The process for reincorporating the Company from Nevada to Delaware calls for the articles of conversion to be filed with the Nevada Secretary of State and for the Delaware certificate of incorporation and a certificate of conversion to be filed with the Delaware Secretary of State at approximately the time desired for the Reincorporation to take effect.

The Plan of Conversion

The Reincorporation will be effected pursuant to the plan of conversion to be entered into by the Company. The plan of conversion provides that the Company will convert into a Delaware corporation, with all of the assets, rights, privileges and powers of PDC-Nevada, and all property owned by PDC-Nevada, all debts due to PDC-Nevada, as well as all other causes of action belonging to PDC-Nevada immediately prior to the conversion, remaining vested in PDC-Delaware following the conversion. PDC-Delaware will remain as the same entity following the conversion. The directors and officers of PDC-Nevada immediately prior to the conversion will be the directors and officers of PDC-Delaware.

At the effective time of the Reincorporation, each then-outstanding share of PDC-Nevada common stock will automatically be converted into one share of common stock of the resulting Delaware corporation. Existing stockholders of the Company will not be required to exchange existing stock certificates for new stock certificates. Following the effective time of the Reincorporation, any pre-Reincorporation shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reincorporation shares. Stockholders of the Company should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Pursuant to the Reincorporation, PDC-Delaware will assume all of PDC-Nevada’s obligations related to convertible equity securities and other rights to purchase PDC-Nevada common stock. PDC-Nevada’s outstanding convertible securities consist of options to purchase PDC-Nevada common stock granted under the Company’s incentive plans and its 3.25% convertible senior notes due 2016. Each outstanding option to purchase shares of PDC-Nevada common stock will be converted into an option to purchase the same number of shares of PDC-Delaware common stock on the same terms and conditions as in effect immediately prior to the Reincorporation. In addition, each other outstanding share-based award under our incentive plans will become an equivalent award based on the shares of PDC-Delaware. Also, the Company’s stockholder’s rights agreement with Transfer Online, Inc., entered into in September 2007, will remain in effect following the Reincorporation.

Effect of Vote for the Reincorporation

A vote in favor of the Reincorporation proposal is a vote to approve the plan of conversion and therefore the Reincorporation. A vote in favor of the Reincorporation proposal is also effectively a vote in favor of the Delaware certificate of incorporation and the Delaware bylaws.

Effective Time

If the Reincorporation proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), the articles of conversion filed with the Secretary of State of Nevada and the certificate of conversion and the Delaware certificate of incorporation filed with the Secretary of State of Delaware, in each case upon acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State. If the Reincorporation proposal is approved, it is anticipated that the Board will cause the Reincorporation to be effected as soon as reasonably practicable. However, the Reincorporation may be delayed by the Board or the plan of conversion may be terminated and abandoned by action of the Board at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s stockholders, if the Board determines for any reason that the consummation of the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and be subject to the Company’s existing articles of incorporation and bylaws.

Comparison of Stockholders’ Rights Before and After the Reincorporation

Because of differences between the NRS and the DGCL, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s stockholders. Summarized below are relevant provisions of the NRS and DGCL, along with the material differences between the rights of the stockholders of the Company before and after the Reincorporation that will result from the differences between the NRS and the DGCL and between PDC-Nevada’s articles of incorporation and bylaws and PDC-Delaware’s certificate of incorporation and bylaws. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the NRS, the DGCL, PDC-Nevada’s articles of incorporation and bylaws and PDC-Delaware’s certificate of incorporation and bylaws.

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

ELECTIONS; VOTING; PROCEDURAL MATTERS

Number of Directors	Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number, and for the manner in which the number of directors may be increased or decreased.	Delaware law provides that a corporation must have at least one director and that the number of directors shall be fixed by or in the manner provided in the bylaws unless the certificate of incorporation fixes the number of directors.

	The articles of incorporation of PDC-Nevada provide that it will have no fewer than three, and no more than nine, directors.	The certificate of incorporation of PDC-Delaware will be the same in this respect as the articles of incorporation of PDC-Nevada — i.e., PDC-Delaware will have no fewer than three, and no more than nine, directors.

Classified Board of Directors	Nevada law permits corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually.	Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes divided as equally as possible with staggered terms of office.

	Under PDC-Nevada’s bylaws, the Company has a classified Board with three classes.	Under the certificate of incorporation of PDC-Delaware, the Company will continue to have a classified Board with three classes.

Removal of Directors	Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause.	Under Delaware law, directors of a corporation with a classified board may generally be removed only for cause, by the holders of a majority of shares then entitled to vote in an election of directors. PDC-Delaware’s certificate of incorporation will not change this statutory rule.

Board Action by Written Consent	Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.	Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

	PDC-Nevada’s articles and bylaws do not change this statutory rule.	PDC-Delaware’s certificate of incorporation and bylaws will not change this statutory rule.

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

Interested Party Transactions	Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, firm or association in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if (i) the director’s or officer’s interest in the contract or transaction is known to the board of directors or stockholders and the transaction is approved or ratified by the board or stockholders in good faith, (ii) the fact of the common interest is not known to the director(s) or officer(s) at the time the transaction is brought before the board, or (iii) the contract or transaction is fair to the corporation at the time it is authorized or approved.	Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true: (i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors, (ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

Special Meetings of Stockholders	Nevada law provides that unless otherwise set forth in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders.	Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholders’ meeting.

	PDC-Nevada’s bylaws provide that special meetings of the stockholders may be called by the president, the chairman of the Board, the Board, or by holders of 10% of the Company’s outstanding common stock.	PDC-Delaware’s bylaws will be consistent with PDC-Nevada’s bylaws on this subject — i.e., they will provide that special meetings of the stockholders may be called by the president, the chairman of the Board, the Board, or by holders of 10% of the Company’s outstanding common stock.

Failure to Hold an Annual Meeting	Nevada law provides that if a corporation fails to elect directors within 18 months after the last election, a Nevada district	Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors within 30 days

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

	court may order an election upon the petition of one or more stockholders holding at least 15% of the corporation’s voting power.	of the date designated for the annual meeting, or within 13 months of the most recent annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

Vacancies	All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise.	All vacancies on the board of directors of a Delaware corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the certificate of incorporation provides otherwise.

	PDC-Nevada’s articles of incorporation do not change this statutory rule. PDC-Nevada’s bylaws provide that stockholders will fill vacancies created by the removal of directors.	PDC-Delaware’s certificate of incorporation and bylaws will provide that any vacancies may be filled by a majority of the remaining directors.

Stockholder Voting Provisions — Quorum and General Matters	Under Nevada law, a majority of the voting power of a corporation’s shares generally constitutes a quorum for the transaction of business at a meeting of stockholders. Generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided in Nevada law or the articles of incorporation or bylaws of the corporation. Directors are generally elected by a plurality of the votes cast at the meeting.	Under Delaware law, a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders. Generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter constitutes the act of the stockholders. Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

	PDC-Nevada’s articles and bylaws do not change these statutory rules except as noted under “— Amendments to the Bylaws.” However, PDC-Nevada has adopted an Uncontested Elections Policy pursuant to which any nominee for director who receives a greater number of “withhold” votes than “for” votes is required to submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee.	PDC-Delaware’s certificate of incorporation and bylaws will not change these statutory rules. The Company’s Uncontested Elections Policy will continue in effect, so any nominee for director who receives a greater number of “withhold” votes than “for” votes will be required to submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee.

Stockholder Voting Provisions — Mergers and Similar Transactions	Subject to certain exceptions, Nevada requires authorization by a majority of the outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger, a sale of	Subject to certain exceptions, Delaware requires authorization by a majority of the outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger, a sale of

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

	substantially all of the assets of the corporation or certain similar transactions.	substantially all of the assets of the corporation or certain similar transactions.

	PDC-Nevada’s articles of incorporation and bylaws do not change these statutory rules.	PDC-Delaware’s certificate of incorporation and bylaws will not change these statutory rules.

Stockholder Action by Written Consent	Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.	Delaware law provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize such action at a meeting provide written consent.

	PDC-Nevada’s articles of incorporation and bylaws do not change this statutory rule.	PDC-Delaware’s certificate of incorporation will not change this statutory rule, meaning that stockholder action by written consent will continue to be permitted.

Advance Notice of Stockholder Proposals	Nevada law permits a corporation to include in its bylaws provisions requiring advance notice of shareholder proposals.	Delaware law permits a corporation to include in its bylaws provisions requiring advance notice of shareholder proposals.

	PDC-Nevada’s bylaws provide that a stockholder seeking to make nominations for directorships or to introduce other business at a meeting of the stockholders must provide advance notice of such proposed action. The notice must generally be given 80 days in advance of the meeting date or, if applicable, the anniversary of the prior year’s annual meeting.	PDC-Delaware’s bylaws will include requirements for advance notice of stockholder-proposed business at stockholder meetings that are generally the same as those set forth in the bylaws of PDC-Nevada.

Amendments to the Articles of Incorporation or Certificate of Incorporation	Nevada law requires the adoption of a resolution by the board of directors followed by the affirmative vote of the majority of voting power of the corporation to approve any amendment to the articles of incorporation unless a greater percentage vote is required by the articles of incorporation.	Delaware law requires the adoption of a resolution by the board of directors followed by the affirmative vote of the majority of voting power of the corporation to approve any amendment to the certificate of incorporation unless a greater percentage vote is required by the certificate of incorporation.

	PDC-Nevada’s articles of incorporation do not change this statutory rule.	PDC-Delaware’s certificate of incorporation will not change this statutory rule.

Amendments to the Bylaws	Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the stockholders, the board of	Delaware law provides that the power to adopt, amend, or repeal the bylaws shall be vested in the stockholders entitled to

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

	directors may amend any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.	vote, provided that the certificate of incorporation may confer such power on the board of directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

	PDC-Nevada’s articles of incorporation do not confer exclusive authority to the Board to amend the bylaws. PDC-Nevada’s bylaws may be amended by the vote of a majority of the outstanding shares entitled to vote.	PDC-Delaware’s certificate of incorporation will authorize the board of directors to amend the bylaws. PDC-Delaware’s bylaws may be amended by the vote of stockholders holding a majority of the outstanding shares entitled to vote.

Exclusive Forum Provision	An “exclusive forum” provision of a company’s governing documents provides that claims relating to alleged breaches of fiduciary duties and similar matters may be brought only in the courts of the state of incorporation. Nevada law does not expressly address the permissibility of an exclusive forum provision in the governing documents of a corporation.	Recent case law in Delaware has upheld the adoption and use of exclusive forum provisions. PDC-Delaware’s certificate of incorporation will include an exclusive forum provision.

CERTAIN ANTITAKEOVER STATUTES

Control Share Acquisitions	Nevada’s “Acquisition of Controlling Interest” statute applies to Nevada corporations that do business in the State of Nevada directly or through an affiliate and which have 200 or more stockholders of record (at least 100 of which have record addresses in Nevada), unless the articles of incorporation or bylaws specifically provide otherwise. If applicable, this statute generally provides that any person acquiring certain statutorily defined “control” percentages (20%, 33.3% or a majority) of a corporation’s outstanding shares in the secondary market is not entitled to vote those “control shares” unless a majority of the other stockholders elects to restore such voting rights in whole or in part. We currently do not conduct business in the State of Nevada or have 100 record stockholders resident in Nevada, and therefore this statute does not apply to us. However, it could apply to us in the future if we remain incorporated in Nevada.	Delaware law has no provision comparable to Nevada’s Acquisition of Controlling Interest statute.

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

Consideration of Non-Stockholder Interests	The NRS expressly authorizes directors, when taking action on behalf of a corporation, to consider the interests of constituencies other than shareholders, including employees, suppliers, creditors, customers and the community and society as a whole.	Delaware case law limits the ability of a board of directors to consider the interests of non-stockholders when taking action on behalf of the corporation in some circumstances. This aspect of Delaware law could limit the discretion of the board of directors in responding to unsolicited takeover proposals or similar events in some circumstances.

Combination with Interested Stockholders	Nevada’s “Combinations with Interested Stockholders” statute generally provides that a corporation may not engage in certain types of business combination transactions with an “interested stockholder” for two years after the person becomes an interested stockholder, or longer if certain requirements are not satisfied, unless (i) before becoming an interested stockholder, the board approved either the combination or the transaction in which the stockholder became “interested” or (ii) on or subsequent to the date the person became an interested stockholder, the business combination is authorized by the board of directors and a supermajority of the stockholders other than the interested stockholder. An “interested stockholder” is generally, (i) a person owning 10% or more of the corporation’s outstanding voting stock or (ii) an affiliate or associate of the corporation who held at least 10% of the stock at any point in the prior two years.	The DGCL contains a “Business Combinations with Interested Stockholders” provision that is generally similar to the Nevada Combinations with Interested Stockholders statute, with the principal differences being that (i) the threshold for becoming an “interested stockholder” in Delaware is 15% rather than 10% and (ii) the duration of the moratorium on business combinations with an interested stockholder is three years rather than two, but is not subject to possible extension as it is in Nevada.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY

Indemnification	A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,	Through, among other means, a majority vote of disinterested directors, a corporation may indemnify any director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of service in that capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

	trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under the codification of the business judgment rule set forth in NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.	connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

	PDC-Nevada’s bylaws, together with indemnification agreements entered into between PDC-Nevada and its directors, generally provide that the Company will indemnify those persons to the fullest extent permitted by the NRS.	PDC-Delaware’s bylaws will provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by the DGCL.

Advancement of Expenses	Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may require a corporation to advance expenses incurred by a director or officer relating to an action, suit or proceeding as to which indemnification may be obtained upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.	Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to

Provision	PDC-Nevada/NRS	PDC-Delaware/DGCL

decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement.

	PDC-Nevada’s bylaws, together with indemnification agreements entered into between PDC-Nevada and its directors and executive officers, require PDC-Nevada to advance expenses as permitted by the NRS.	PDC-Delaware’s bylaws will provide that the Company will advance expenses to any executive officer or director as permitted by the DGCL.

Limitation on Personal Liability of Directors	Under the NRS, neither a director nor an officer of a Nevada corporation can generally be held personally liable to the corporation, its stockholders or its creditors for any damages resulting from any act or failure to act in his or her capacity as officer or director unless he or she committed a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or a knowing violation of law.	A Delaware corporation is permitted to adopt a provision in its certificate of incorporation limiting or eliminating the liability of a director to a corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawfully-paid dividends or improper personal benefits.

	PDC-Nevada’s articles of incorporation provide that no director or officer of PDC-Nevada will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, subject to certain exceptions for actions involving intentional misconduct, fraud or a knowing violation of law, and matters for which liability cannot be eliminated under applicable law.	PDC-Delaware’s certificate of incorporation will contain a provision eliminating the personal liability of directors for monetary damages to the extent permitted by Delaware law.

DIVIDENDS

Declaration and Payment of Dividends	Under Nevada law, a corporation may make distributions to its stockholders, including by the payment of dividends, unless after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.	Under Delaware law, a corporation may declare and pay dividends out of “surplus,” as that term is defined in the DGCL, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Dissenters’ Rights

Stockholders of the Company will not be entitled to dissenters’ rights in connection with the Reincorporation under the NRS or otherwise.

Accounting Treatment of the Reincorporation

The Reincorporation will have no effect on the Company from an accounting perspective because there will be no change in the entity as a result of the Reincorporation. Accordingly, the historical consolidated financial statements of PDC-Nevada previously reported to the SEC as of and for all periods through the date of this Proxy Statement will remain the consolidated financial statements of PDC-Delaware.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the articles of conversion with the Secretary of State of Nevada and the filing of the certificate of incorporation and the certificate of conversion with the Secretary of State of Delaware.

Material United States Federal Income Tax Consequences of the Reincorporation

The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock. This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a holder of the Company’s common stock that is a “U.S. person,” defined to include:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if either:

•

a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

•	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; and

•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of the Company’s common stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.” If a partnership holds the Company’s common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Company’s common stock, you should consult your tax advisor.

This summary assumes that holders of the Company’s common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

•

who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the Code; or

•	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.

Accordingly, holders of the Company’s common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Company believes that the Reincorporation of the Company from Nevada to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code. Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and subject to the qualifications and assumptions described in this Proxy Statement: (1) holders of the Company’s common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (2) the aggregate tax basis of shares of the resulting Delaware corporation’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the Company’s common stock converted therefor, and (3) the holding period of the shares of the resulting Delaware corporation’s common stock received in the Reincorporation will include the holding period of the shares of the Company’s common stock converted therefor.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS. HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

Approval Requirements

The affirmative vote of holders of record of not less than a majority of the outstanding shares of common stock on the record date is required for approval of the proposed change in the Company’s state of incorporation from Nevada to Delaware, pursuant to the Reincorporation. Because the affirmative vote of a majority of our outstanding shares is required to approve this proposal, broker non-votes and abstentions will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO CHANGE THE COMPANY’S STATE OF INCORPORATION FROM NEVADA TO DELAWARE, PURSUANT TO A PLAN OF CONVERSION.

ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2015 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our By-Laws and SEC rules, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 31, 2015, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of March 31, 2015, 39,995,718 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is c/o 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,146,081	(1)	8.8%

Prudential Financial, Inc. 751 Broad St. Newark, NJ 07102	2,977,571	(2)	8.3%

Jennison Associates, LLC 466 Lexington Ave. New York, NY 10017	2,897,685	(2)	8.1%

FMR LLC 245 Summer Street Boston, MA 02210	2,526,764	(3)	7.0%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,454,819	(4)	6.8%

T. Rowe Price Associates, Inc. 100 East Pratt St. Baltimore, MD 21202	1,892,274	(5)	5.2%

Barton R. Brookman, Jr.	116,282	(6)	*

Gysle R. Shellum	67,351	(7)	*

Lance A. Lauck	90,373	(8)	*

Daniel W. Amidon	69,937	(9)	*

Scott J. Reasoner	35,110	(10)	*

James M. Trimble	223,555	(11)	*

Jeffrey C. Swoveland	26,766	(12)	*

Kimberly Luff Wakim	14,297	(13)	*

David C. Parke	16,887	(14)	*

Anthony J. Crisafio	15,534	(15)	*

Joseph E. Casabona	27,335	(16)	*

Larry F. Mazza	19,804	(17)	*

All directors and executive officers as a group (12 persons)	723,231	(18)	1.8%

*	Represents less than 1% of the outstanding shares of common stock.
(1)

As reported on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 22, 2015. BlackRock, Inc. holds sole voting power as to 3,059,088 shares and sole dispositive power as to 3,146,081 shares.

(2)

As reported on Schedule 13G/A filed with the SEC by Prudential Financial, Inc. (“Prudential”) on February 13, 2015. Prudential holds sole voting power with respect to 72,065 shares and sole dispositive power with respect to 72,065 shares. Prudential holds shared voting power with respect to 2,828,638 shares and shared dispositive power as to 2,905,506 shares; of these shares, 2,897,685 shares are beneficially owned by Jennison Associates, LLC (“Jennison”), a subsidiary of Prudential. As reported on a Schedule 13G/A filed with the SEC by Jennison on February 10, 2015, Jennison holds sole voting power as to 2,820,817 shares and shared dispositive power as to 2,897,685 shares.

(3)

As reported on a Schedule 13G/A filed with the SEC by FMR LLC on February 13, 2015, FMR LLC is a parent holding company in accordance with SEC Rule 13d-1(b)(ii)(G) and holds sole voting power as to 198,726 shares and sole dispositive power as to 2,526,764 shares.

(4)

As reported on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 11, 2015, The Vanguard Group is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 50,787 shares, sole dispositive power as to 2,407,032 shares and shared dispositive power as to 47,787 shares.

(5)

As reported on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) on February 11, 2015, Price Associates is an investment adviser registered under the Investment Advisers Act of 1940 and holds sole voting power as to 458,663 shares and sole dispositive power as to 1,892,274 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Excludes 45,911 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 36,174 shares subject to SARs exercisable within 60 days of March 31, 2015.
(7)	Excludes 30,100 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 20,832 shares subject to SARs exercisable within 60 days of March 31, 2015.
(8)	Excludes 25,713 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 29,525 shares subject to SARs exercisable within 60 days of March 31, 2015.
(9)	Excludes 26,339 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 30,013 shares subject to SARs exercisable within 60 days of March 31, 2015.
(10)	Excludes 20,058 restricted shares subject to vesting greater than 60 days after March 31, 2015.
(11)	Excludes 52,663 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 74,605 shares subject to SARs exercisable within 60 days of March 31, 2015.
(12)	Excludes 4,255 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 2,683 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.
(13)	Excludes 6,686 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 5,635 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.
(14)	Excludes 5,593 restricted shares subject to vesting greater than 60 days after April 20, 2015; includes 571 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.
(15)	Excludes 5,033 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 1,275 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.
(16)	Excludes 3,379 restricted shares subject to vesting greater than 60 days after March 31, 2015.
(17)	Excludes 3,379 restricted shares subject to vesting greater than 60 days after March 31, 2015.
(18)

Excludes 229,109 restricted shares subject to vesting greater than 60 days after March 31, 2015; includes 10,164 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan and 191,149 SARs exercisable within 60 days of March 31, 2015.

Each SAR referenced in the footnotes above entitles the executive officer to receive the difference between the fair market value of a share of our common stock on the date of exercise and its value on the date of initial grant, which ranged from $24.44 to $49.57, payable in shares only.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2014, the Company’s officers and Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act, with the exception of one Form 4 reporting a single transaction which was inadvertently filed late by us on behalf of Mr. Parke.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board’s policies on a number of corporate governance issues. The Corporate Governance Guidelines were most recently amended on June 5, 2014.

Uncontested Elections Policy

The Corporate Governance Guidelines include an Uncontested Elections Policy (the “Policy”). Under the Policy, any nominee for Director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee (“N&G Committee”). The N&G Committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the N&G Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such Director nominee (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and our stockholders. In considering the N&G Committee’s recommendation, the Board will take into account the factors considered by the N&G Committee and such additional information and factors as the Board believes to be relevant.

Other Corporate Governance Documents

The Company’s website includes the Corporate Governance Guidelines and the following additional governance documents:

Director Nomination Procedures

Director Stock Ownership Guidelines

Insider Trading Policy

Shareholder Communication Policy

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Non-Executive Chairman Charter

Code of Business Conduct and Ethics

Waivers of Potential Conflicts of Interest

Board of Directors

The Company’s By-Laws provide that the number of members of the Board shall be designated from time to time by a resolution of the Board. Currently, the designated number of Directors is eight. Under the By-Laws, the Board is divided into three separate classes of Directors which are required to be as nearly equal in number as practicable. At each annual meeting of stockholders, one class of Directors whose term has expired may be elected to a new term of three years. The classes are staggered so that the term of one class expires each year.

There is no family relationship between any Director or executive officer or the Company. There are no arrangements or understandings between any Director or officer and any other person pursuant to which the person was selected as an officer or Director of the Company.

Director Independence

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews the NASDAQ listing standards, which set forth certain circumstances under which a director is not considered independent. Current CEO and President of the Company, Mr. Brookman is not independent under such standards, and former CEO and President of the Company, Mr. Trimble is also not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent NASDAQ and Exchange Act independence requirements.

The Board has reviewed the business and charitable relationships between the Company and each non-employee Director (“Non-Employee Director”) to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors other than Mr. Trimble (i.e., Messrs. Casabona, Crisafio, Mazza, Parke and Swoveland, and Ms. Wakim) is independent under NASDAQ Listing Rule 5605, the Exchange Act and our Board committee charter requirements.

Board Meetings and Attendance

The Board has a standing Audit Committee, Compensation Committee and N&G Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2014, each Director attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the annual meeting of stockholders. All of the Directors attended the 2014 annual meeting of stockholders held on June 5, 2014.

The following table identifies the members of each committee of the Board, the chair of each committee, and the number of meetings held in 2014.

2014 BOARD AND COMMITTEE MEMBERSHIPS
Director	Board of Directors	Audit Committee		Compensation Committee		Nominating and Governance Committee
Barton R. Brookman(1)	x
Joseph E. Casabona	x	x	(2)			x
Anthony J. Crisafio	x	x		x
Larry F. Mazza	x	x		x		x	(2)
David C. Parke	x			x		x
Jeffrey C. Swoveland(3)	x	x		x
James M. Trimble	x
Kimberly Luff Wakim	x	x		x	(2)	x
Number of Meetings in 2014	7	9	(4)	9		4

(1)	Mr. Brookman became the President and CEO on January 1, 2015 and joined the Board of Directors on such date.
(2)	Chair
(3)	Non-Executive Chairman.
(4)	A sub-committee of the Audit Committee held four additional meetings in 2014 related to partnership SEC filings.

The Non-Employee Directors generally meet in “executive session” in connection with each regularly scheduled Board meeting without the employee Director (the CEO) present. Mr. Swoveland chairs these sessions; however, the other Non-Employee Directors may, in the event of his absence, select another Director to preside over the executive session. Beginning in 2015, due to the change in composition of our Board, the Board will also convene meetings of independent Directors in “executive session” at least twice annually, without Mr. Brookman and Mr. Trimble present.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted the Audit Committee Charter, which is posted on the Company’s website. The Board assesses the adequacy of the Audit Committee Charter on an annual basis and revises it as necessary. The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined by SEC regulations. The Audit Committee’s primary purpose is to assist the Board in monitoring the integrity of the Company’s financial reporting process, systems of internal controls and financial statements, and compliance with legal and regulatory requirements. Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or related work. In performing its responsibilities, the Audit Committee:

•	Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	Monitors the independence of the independent registered public accounting firm; and

•	Provides an avenue for communications among the independent registered public accounting firm, management and the Board.

Compensation Committee

The Board has determined that all members of the Compensation Committee are independent of the Company under Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ listing standards. The Board has adopted a Compensation Committee Charter which is posted on the Company’s website. In performing its responsibilities, the Compensation Committee:

•	Oversees the development of a compensation strategy for the Company’s Named Executive Officers;

•	Evaluates the performance of and establishes the compensation of the CEO;

•	Reviews and approves the elements of compensation for other senior executive officers of the Company;

•	Negotiates and approves the terms of employment and severance agreements with executive officers of the Company and approves all Company severance and change in control plans;

•	Reviews the Directors’ compensation for their Board and committee work and recommends to the Board any changes in such compensation;

•	Reviews and approves performance criteria and results for bonus and performance-based equity awards for senior executive officers and approves awards to those officers;

•

Recommends to the Board equity-based incentive plans necessary to implement the Company’s compensation strategy, approves all equity grants under the plans and administers all equity-based incentive programs of the Company, which may include specific delegation to management to grant awards to non-executive officers; and

•	Reviews and approves Company contributions to Company-sponsored retirement plans.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during fiscal year 2014.

Nominating and Governance Committee

The Board has determined that all members of the N&G Committee are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Board has adopted a Nominating and Governance Committee Charter which can be viewed on the Company’s website. In performing its responsibilities, the N&G Committee:

•	Assists the Board by identifying individuals qualified to become Board members, recommends nominees for election at the next annual meeting of stockholders or to fill any vacancies;

•	Recommends to the Board corporate governance guidelines applicable to the Company;

•	Leads the Board in its annual self-assessment of the Board’s performance; and

•	Recommends to the Board the nominees for membership on, and Chair of, each committee, as well as the Non-Executive Chair position.

Board Leadership Structure

Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes that our current leadership structure, under which Mr. Brookman currently serves as President and CEO and Mr. Swoveland serves as Non-Executive Chairman of the Board, is the optimal structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We believe that as directors continue to have increasing oversight responsibilities, it is beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus on leading the Company. We believe our CEO and Chairman have an excellent working relationship which, given the separation of their positions, provides strong Board leadership while positioning our CEO as the leader of the Company in the eyes of our employees and stockholders. The Board reconsiders this structure at least annually.

As Non-Executive Chairman, Mr. Swoveland generally chairs the meetings of executive sessions of our Non-Employee Directors. The Non-Executive Chairman, in consultation with the CEO, establishes the agenda for each Board meeting.

DIRECTOR COMPENSATION

Non-Employee Directors’ compensation is reviewed annually by the Compensation Committee and approved by the Board. We compensate Directors with a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board and to align Directors with our stockholders. In determining how much to compensate our Directors, we consider the significant amount of time they spend fulfilling their duties, as well as the competitive market for skilled directors. No compensation is paid to our CEO for his service on the Board.

In 2014, the Compensation Committee directly engaged Towers Watson & Co. as its compensation consultant to review executive compensation and to conduct an annual review of the total compensation of our Non-Employee Directors (see “Role of the Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement). Specifically, Towers Watson & Co. evaluated retainer fees, potential meeting fees and stock-based long-term incentives using, as the competitive benchmark, total compensation paid to the directors of the energy companies which comprise the Company’s peer group used in determining 2014 executive compensation.

Below is a summary of the compensation paid to our Non-Employee Directors. No changes were made to our Directors’ compensation for 2014. All Board and committee retainers are paid in quarterly installments.

Cash Compensation

Annual Board Retainer

For 2014, the annual cash retainer for service on the Board and for attendance at all Board meetings was $70,000. The Non-Executive Chairman received an additional cash retainer of $100,000.

Annual Committee Retainers

Each Non-Employee Director receives an annual cash retainer for service on each committee on which he or she serves. The Chair of each Committee receives an additional annual retainer for his or her services as Chair. The following table shows the Committee and Chair retainers in effect for 2014:

COMMITTEE RETAINERS

Committee	Committee Retainer	Additional Committee Chair Retainer
Audit	$15,000	$17,500
Compensation	10,000	10,000
Nominating and Governance	6,000	7,500

In addition:

•

A Special Committee consisting of Messrs. Crisafio, Mazza, Parke and Swoveland was created in 2008 to consider the potential repurchase of certain partnerships for which the Company is the managing general partner (each a “Partnership”). Since the majority of the Partnerships have been repurchased, no compensation was paid to the Special Committee members in 2014.

•

A sub-committee of the Audit Committee, of which Mr. Casabona is the sole member, reviews and approves SEC financial filings for the Partnerships. Mr. Casabona received a cash retainer of $10,000 for serving in this capacity in 2014.

Equity Compensation

Each year the Non-Employee Directors are awarded shares of restricted stock for their service on the Board. To more closely align the timing of Director and executive officer grants, director grants were made in January 2014 at which time the Non-Executive Chairman received the equivalent of $170,000 (3,211 shares) and the remaining Non-Employee Directors each received the equivalent of $135,000 (2,550 shares) of restricted stock. These shares vest ratably over three years and were granted under the Company’s 2010 Long-Term Equity Compensation Plan, which was approved by stockholders in 2010 (the “2010 LTI Plan”).

Deferred Compensation

Each Non-Employee Director may choose to defer all or a portion of his or her annual cash compensation and certain shares of restricted stock by participating in the Non-Employee Director Deferred Compensation Plan. All compensation deferred into this program is credited with hypothetical earnings and losses as if invested in common stock of the Company. Other than Mr. Swoveland and Ms. Wakim, none of the Non-Employee Directors deferred compensation in 2014.

Director Stock Ownership Requirements

Each Non-Employee Director is required to hold shares of Company stock in an amount equal to at least five times his or her annual Board retainer. Compliance with ownership requirements is measured annually. Qualifying stock holdings include directly-owned and unvested restricted Company stock as well as stock equivalents held in the Non-Employee Director Deferred Compensation Plan. Directors are required to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2014, all of the Directors met or exceeded the current requirements under the guidelines.

The Company’s Insider Trading Policy expressly prohibits Non-Employee Directors from purchasing options, puts or calls or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

Director Compensation

Compensation paid to the Non-Employee Directors for fiscal year 2014 was as follows:

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Joseph E. Casabona(3)	115,500	126,404	241,904
Anthony J. Crisafio	84,565	126,404	210,969
Larry F. Mazza	98,065	126,404	224,469
David C. Parke	86,000	126,404	212,404
Jeffrey C. Swoveland(4)	195,000	159,169	354,169
Kimberly Luff Wakim	111,000	126,404	237,404

(1)

Includes annual Board retainer, regular Committee and Committee Chair retainers, Audit sub-committee retainers, any cash compensation paid for participation on the Special Committee and retainers for the Non-Executive Chairman of the Board. No per-meeting fees are paid.

(2)

On January 16, 2014, the Company awarded 3,211 shares of restricted stock to the Non-Executive Chairman and 2,550 shares of restricted stock to each other Non-Employee Director equal to $170,000 and $135,000 of value, respectively, using the average of the 15-day closing prices ending ten days prior to the grant date ($52.95). The amount reported in this table reflects the grant date fair value as computed in accordance with FASB ASC Topic 718.

(3)	Mr. Casabona’s cash compensation includes $10,000 for his service on the Audit sub-committee.

(4)	Mr. Swoveland’s cash compensation includes $100,000 for his service as Non-Executive Chairman of the Board.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that prescribe the process the N&G Committee will use to recommend nominees for election to the Board. The Director Nomination Procedures can be viewed on the Company’s website. The N&G Committee evaluates each candidate based on his or her level and diversity of experience and knowledge (specifically within the industry and relevant industries in which the Company operates, as well as his or her overall experience and knowledge), skills, education, reputation, integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

The N&G Committee identifies Director candidates primarily through recommendations made by the Non-Employee Directors. These recommendations are developed based on the Non-Employee Directors’ knowledge and experience in a variety of fields and on research conducted by the Company at the N&G Committee’s direction. The N&G Committee also considers recommendations made by Directors, employees, stockholders and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Director Nomination Procedures. The N&G Committee has the authority to engage consultants to help identify or evaluate potential Director nominees, but did not do so in 2014.

Diversity Consideration

In addition to qualities of intellect, integrity and judgment, the N&G Committee takes into consideration diversity of background, senior management experience, education and an understanding of some combination of oil and gas marketing, finance, technology, government regulation and public policy. The N&G Committee makes its determination in the context of an assessment of the perceived needs of the Board at that point in time. The N&G Committee evaluates all Director nominees, including any nominees recommended by stockholders, using these criteria. The Director nomination process specifically includes disclosure of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs.

STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS

Stockholder Recommendations

The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the Company’s headquarters or by email to board@pdce.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a nominee should include:

•	Sufficient biographical information to allow the N&G Committee to evaluate the potential nominee in light of the Director Nomination Procedures;

•	An indication as to whether the proposed nominee will meet the requirements for independence under NASDAQ and SEC guidelines;

•	Information concerning any relationships between the potential nominee and the stockholder recommending the potential nominee; and

•	An indication of the willingness of the proposed nominee to serve if nominated and elected.

Stockholder Nominations

Stockholders may nominate candidates for election to the Board. The Company’s By-Laws require that stockholders who wish to submit nominations for election to the Board at an annual meeting of stockholders follow certain procedures. The stockholder must give written notice to the Corporate Secretary at PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203 or may email notice to board@pdce.com not later than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, however, for notice by such stockholder to be timely, it must be received not later than 80 days before the annual meeting, or within 10 days following the Company’s public announcement of the date of its annual meeting. The stockholder must be a stockholder of record at the time the notice is given. The written notice must set forth (1) as to each nominee, all information relating to that person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected); (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, and (b) the class and number of shares of the Company’s securities that are beneficially owned by such stockholder and the beneficial owner; and (3) any material interest of such stockholder and such beneficial owner in such nomination.

THE BOARD’S ROLE IN RISK MANAGEMENT

The Board seeks to understand and oversee the Company’s critical business risks. Risks are considered in every business decision, including by means of Board oversight of the Company’s internal risk management system. For instance, an assessment of potential risks (financial and otherwise) is included in every acquisition proposal presented to the Board. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company’s key strategic goals. While the entire Board is responsible for Company-wide risk oversight, individual committees also have roles in risk review. The Audit Committee is the primary committee overseeing risk and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements, such as counterparty risks and derivative program risks. Similarly, the Compensation Committee considers risks related to the structure and size of the Company’s compensation plans, as set out below.

We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between our management and our Directors.

Compensation Risk Assessment

We do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include:

•	A balance of short-term and long-term programs to ensure focus on both elements of Company performance;

•

Caps on awards payable to any individual under our bonus and performance share programs, along with Compensation Committee discretion to decrease bonus payouts in the event that it believes excessive risk was taken;

•	“Clawback” provisions are applicable to all Named Executive Officers through their employment agreements or pursuant to the Company’s Clawback Policy, as applicable;

•	Significant stock ownership requirements are in place for our Named Executive Officers and Non-Employee Directors;

•	An Insider Trading Policy that prohibits executive officers from selling Company shares without first obtaining pre-clearance from the Company’s General Counsel, even during open trading windows; and

•	A hedging policy that does not permit the Company to effect transactions in oil and gas derivatives on a speculative basis.

COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS

Stockholders may communicate with the Board or a committee of the Board by writing to the attention of the Board or committee at the Company’s corporate headquarters or by emailing the Board at board@pdce.com with “Board Communication” or the appropriate Board committee indicated in the subject line.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, officers, employees, agents, consultants and representatives of the Company, which is reviewed at least annually by the N&G Committee. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Code of Conduct can be viewed on the Company’s website at www.pdce.com. In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website. In 2014, the Board approved waivers regarding any potential conflict related to (1) the service of Mr. Swoveland on the Board of Directors of Linn Energy, LLC; and (2) the Company’s dealings with KeyBanc Capital Markets, KeyBank N.A., or any of its affiliate banks (collectively, “KeyBank”), including, but not limited to, its participation in the Company’s revolving bank loan group, to the extent that a conflict of interest exists as a result of the employment of Mr. Trimble’s spouse, a senior investment banker at KeyBank. These waivers can be found on the Company’s website.

TRANSACTIONS WITH RELATED PERSONS

Related Transactions

From January 1, 2014 to the present, there was no transaction or series of transactions, nor is there any currently proposed transaction involving an amount exceeding $120,000 in which the Company is a participant and/or in which any Director, executive officer, known holder of more than five percent of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest for which disclosure is required under SEC Regulation S-K 404.

Policies and Procedures With Respect to Transactions with Related Persons

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors are directors or officers, or have a substantial financial interest.

Under our related-party transaction policy, a related person transaction is a transaction or arrangement involving a related person in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related person. The related person must disclose to the Audit Committee any potential related person transactions and must disclose all material facts with respect to such transaction and relationship. All related person transactions will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis and the impact of the transaction on the Company’s business and operations.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available at http://www.sec.gov and through a link from the Company’s website at www.pdce.com. These documents may also be viewed at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

NAMED EXECUTIVE OFFICERS

The current Named Executive Officers of the Company, their principal occupations for the past five years and additional information is set forth below.

BARTON R. BROOKMAN, 52. See Proposal No.1 for Mr. Brookman’s information.

GYSLE R. SHELLUM, 63, was appointed Chief Financial Officer in 2008. Prior to joining the Company, Mr. Shellum served from September 2004 through September 2008 as Vice President, Finance and Special Projects of Crosstex Energy, L.P. (now EnLink Midstream LLC) in Dallas, Texas. EnLink Midstream (NYSE: ENLK) is a publicly traded master limited partnership engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids. Mr. Shellum holds a B.B.A. in Accounting from the University of Texas, Arlington.

LANCE A. LAUCK, 52, was appointed Executive Vice President Corporate Development and Strategy in January 2015. Mr. Lauck has overall responsibilities for PDC’s business development, strategic planning, corporate reserves and midstream & marketing. Mr. Lauck joined PDC in August 2009 as Senior Vice President Business Development with the added responsibility of leading PDC’s strategic planning efforts. Previously, he served as Vice President — Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before being promoted to various management level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck graduated from the University of Missouri-Rolla in 1984 with a Bachelor of Science degree in Petroleum Engineering.

DANIEL W. AMIDON, 54, Senior Vice President, General Counsel and Secretary, was appointed General Counsel and Secretary in July 2007 and Senior Vice President in 2012. Prior to joining the Company, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004, where he served in several positions including General Counsel and Secretary. Prior thereto, Mr. Amidon was employed by J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary. Mr. Amidon practiced with the Pittsburgh, Pennsylvania law firm of Buchanan Ingersoll PC from 1986 through 1992. Mr. Amidon graduated from the University of Virginia, with honors, majoring in economics. He received his J.D. from the Dickinson School of Law (now Penn State Law).

SCOTT J. REASONER, 53, is the Company’s Senior Vice President of Operations, a position to which he was appointed in January 2015. Mr. Reasoner joined the Company in April 2008 as Vice President of Western Operations. Mr. Reasoner has over 30 years of technical and management experience in the energy industry. Before joining PDC, he served as a Business Unit Manager with Noble Energy Inc. where he was responsible for the Mid-Continent team. Prior to his work with Noble Energy, Mr. Reasoner worked for Patina Oil and Gas Company as Production Manager and later as Vice President Operations. His earlier experience includes positions with Snyder Oil Corporation and Vessel Oil and Gas Company. Mr. Reasoner is a graduate of the Colorado School of Mines with a degree in Petroleum Engineering, has earned an MBA from the University of Colorado, and is a Registered Professional Engineer.

With the exception of Mr. Reasoner, each of the above was an officer of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. Mr. Reasoner became a named executive officer effective January 1, 2015.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

Kimberly Luff Wakim, Chair

Anthony J. Crisafio

Larry F. Mazza

David C. Parke

Jeffrey C. Swoveland

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee of the Board of Directors (the “Committee” for this section) believes that executives should be paid based on the performance of the Company. This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2014, as well as the factors considered by our Committee in making compensation decisions. This CD&A focuses on the compensation of our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our three other most highly compensated officers for 2014 (collectively, the “Named Executive Officers”), namely:

James M. Trimble	Chief Executive Officer (through December 31, 2014)
Gysle R. Shellum	Chief Financial Officer
Barton R. Brookman	President and Chief Operating Officer (CEO effective January 1, 2015)
Lance A. Lauck	Senior Vice President, Corporate Development
Daniel W. Amidon	Senior Vice President, General Counsel and Secretary

Leadership Changes

2014 was a successful year of leadership change and transition for our Company. In June 2014, Mr. Trimble announced his intent to retire as CEO at the end of 2014. Simultaneous with Mr. Trimble’s announcement, the Board named Mr. Brookman as President and Chief Operating Officer (“COO”) and then as President and CEO in January 2015, succeeding Mr. Trimble. Mr. Trimble is continuing to serve on the Board of Directors following his retirement, a position he held prior to being named President and CEO in June 2011. The Committee believes the transition of the CEO role proceeded very smoothly with very little impact on ongoing operations and investor confidence. Mr. Trimble’s post-retirement consulting agreement is outlined under “Agreements with Named Executive Officers.”

2014 Business Highlights

The Committee believes that our executive management team has created significant value for our stockholders over the past few years by developing a more heavily weighted crude oil portfolio relative to its natural gas assets. Through the vision and efforts of our executive management team, we have created an asset base that is producing higher margins and rates of return while maintaining a strong balance sheet. The Committee believes that this transformation combined with PDC’s operational improvements allowed the Company to stand out among its peer companies over the last several years, especially during the recent downturn in commodity prices. The following are key highlights of our achievements in 2014:

•	Achieved outstanding operational performance for the year including:

•	Year-over-year production growth of 50% from the Company’s Wattenburg Field and Utica Shale assets;

•	Annual reserve replacement of 357% with a three-year average of 650%; and

•	Technical operations improvements enhancing returns in 2014 and beyond.

•	Continued to build a strong financial and liquidity position through the following:

•	Sold Marcellus assets in October at an excellent price in light of the subsequent drop in gas prices, allowing the Company to pay down debt and achieve higher margins on continuing operations;

•	Secured industry leading oil and gas hedges for 2015 and 2016 prior to the downturn in oil prices;

•	Achieved 48% growth in cash flow from operating activities year-over-year; and

•	Increased our borrowing base for the bank line from $450MM to $700MM.

•	Reached satisfactory settlement agreements on several litigation matters regarding its legacy partnerships, permitting management to focus on more strategic matters.

In addition, although the stock price was down for the year due to the drop in commodity prices, PDC generated stock price performance well above the median of its peers on both a one- and three-year basis through December 31, 2014 as shown below:

TOTAL SHAREHOLDER RETURN (“TSR”)

	1 Year Return		3 Year Return
Company	TSR	Rank	TSR	Rank
PetroQuest Energy, Inc.	(9)%	1	(44)%	7
Carrizo Oil & Gas, Inc.	(11)%	2	41%	1
Gulfport Energy Corporation	(31)%	3	34%	2
PDC Energy	(32)%	4	6%	4
Penn Virginia Corporation	(45)%	5	7%	3
Magnum Hunter Resources Corporation	(50)%	6	(28)%	5
EXCO Resources, Inc.	(50)%	7	(72)%	13
Stone Energy Corporation	(52)%	8	(38)%	6
Rosetta Resources, Inc.	(55)%	9	(52)%	8
Comstock Resources, Inc.	(60)%	10	(56)%	10
Bill Barrett Corporation	(63)%	11	(72)%	12
Laredo Petroleum, Inc.	(65)%	12	(53)%	9
Swift Energy Company	(70)%	13	(87)%	14
Goodrich Petroleum Corporation	(75)%	14	(69)%	11
Resolute Energy Corporation	(85)%	15	(89)%	8
Quicksilver Resources Inc.	(90)%	16	(96)%	16

The peer group shown is the same peer group as used to determine compensation for 2014 as shown under the section heading “Compensation Process — Making Executive Compensation Decisions.” TSR is determined using an average stock price for the 20 trading days prior to the beginning of the period and the 20 days ending with the last day of the period plus dividends for the period. The 1-year table is based on January 1, 2014 through December 31, 2014 and the 3-year table is based on January 1, 2012 through December 31, 2014.

2014 Compensation Highlights

Our key compensation decisions for 2014 related to our Named Executive Officers included:

•	Approved compensation adjustments relating to our leadership transition, which resulted in the compensation of our new CEO being comparatively less than that of our departing CEO, Mr. Trimble;

•	Approved moderate increases to base salaries and adjustments in annual incentive bonus targets for the Named Executive Officers;

•

Due to the current commodity price environment, the Company awarded bonuses at target levels for 2014 despite the Company’s above-target performance with respect to its bonus metrics (see “2014 Performance Results”);

•

Awarded the same number of shares of restricted stock, SARs and performance shares in January 2014 as were granted in 2013 to recognize the Named Executive Officers for their leadership in the Company’s successful strategic direction change in 2012 and 2013, and the resulting overall Company performance and stock appreciation in 2013. This resulted in an above-market median equity grants in 2014 (see “2014 Performance Results”); and

•

The performance shares which covered the 3-year performance period ending December 31, 2014, paid out at 167% of target. This represents top quartile total shareholder return (“TSR”) performance relative to the Company’s peers for that three year period (see “2014 Option Exercises and Stock Vested” table).

2014 Say on Pay Vote

At our 2014 annual meeting of stockholders, the vast majority of our stockholders voted to approve our executive compensation program, with over 94% approval among votes cast. Based on these voting results, the feedback we received during the voting process, the success of the Company in the last year and our discussions with stockholders, we did not make any significant changes to our executive compensation program for 2015.

Key Features of our Executive Compensation Program

We believe our executive compensation program is competitive and reflects an alignment with current governance trends and stockholder-friendly features as outlined below:

Our Executive Compensation Practices

(What We Do)

✓

Pay for Performance — Our Named Executive Officers’ total compensation is heavily weighted toward performance-based pay. Our annual incentive program is based on performance against key operational and financial metrics. The value delivered by our equity grants is tied to both absolute and relative shareholder return performance.

✓	Executive Ownership Guidelines — We have stock ownership guidelines for our executives and directors that are consistent with corporate governance best practices.

✓	External Benchmarking — We use competitive compensation data based on an appropriate group of peers and other relevant survey data prior to making any compensation decisions.

✓

Double-Trigger Change-of-Control Severance Benefits — Upon a change of control of the Company, our current severance plan and grandfathered employment contracts only provide for cash severance benefits if the executive is actually or constructively terminated within two years following a change of control event.

✓

Clawback Policy — We have clawbacks in place in the event of a restatement of all or a portion of our financial statements due to material noncompliance with financial reporting requirements under securities laws.

✓

Compensation Risk Assessment — There is an appropriate balance between long-term and short-term focus in our compensation programs and the Committee has the ability to apply discretion to mitigate risk in management decision making.

✓	Independent Compensation Consultant — We have engaged an independent executive compensation advisor who reports directly to the Committee.

✓	Independent Compensation Committee — Our Committee is comprised solely of independent directors.

Executive Compensation Practices We Have Not Implemented

(What We Don’t Do)

X	No Golden Parachute Excise Tax Gross-Ups — We do not provide tax gross-ups on any tax obligations of the executive upon a change of control of the Company.

X

No New Employment Contracts and/or Excessive Severance Benefits — We no longer provide employment contracts to new executives (although Messrs. Shellum, Lauck and Amidon have grandfathered contracts). Severance benefits under both our severance plan and employment agreements are reasonable and there are no liberal change of control definitions or excessive severance benefits or other payments.

X	No Excessive Perquisites — We provide only modest perquisites that are consistent with industry norms.

X	No Repricing — Our 2010 LTI Plan does not permit repricing of underwater stock options or SARs without shareholder approval.

X	No Hedging or Pledging of PDC Stock — These practices are strictly prohibited for all officers, directors and employees of the Company.

Compensation Objectives and Philosophy

The principal tenets of our compensation philosophy are as follows:

Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. Our Committee determines individual total compensation targets within this framework to provide compensation that correlates with the Company’s relative performance to peers. Generally, the Committee establishes target total compensation around the median level for similar positions at comparable companies (unless specific circumstances warrant otherwise).

Our executive compensation programs should be designed to support a performance-based culture. The majority of each executive’s compensation is therefore at risk and based on a combination of attainment of short-term goals in support of our Company’s long-term strategy, long-term stock performance relative to our peers, and actual total shareholder return for PDC shareholders. Our programs are structured to require a commitment to performance because total compensation at the market is not guaranteed. Therefore, our programs are designed to reward above-target compensation when performance is warranted and below-target compensation when performance does not meet expectations.

Our executive compensation programs should be designed to align our executives’ interests with those of our stockholders. A substantial portion of our compensation is provided in the form of long-term equity incentives that tie executive pay to stock. In addition, we require each of our Named Executive Officers to meet stock ownership guidelines.

Our executive compensation programs should encourage appropriate risk management. The Committee believes that effective leadership in the oil and gas business requires taking prudent business risks while discouraging excessive risk-taking. To encourage this balance, the Committee has structured our compensation programs to include extended three-year vesting schedules on all equity awards, and to structure annual incentive awards using a combination of short-term financial and operational objectives. The Committee also exercises discretion in determining bonus payments rather than relying solely on a formula to mitigate risk. The Committee regularly reviews our compensation programs to ensure that our executives are not encouraged to take inappropriate or excessive risks.

2014 Compensation Mix

Our pay for performance philosophy is demonstrated in our compensation mix. The charts below show the fixed and “at-risk” or variable components as awarded in January 2014 for the Named Executive Officers as a percentage of their total direct compensation. These charts are not a substitute for the “Summary Compensation Table,” which includes amounts supplemental to total direct compensation, and they do not include any changes in cash compensation related to the promotion of Mr. Brookman to President and COO in June 2014. For 2014, 89% of Mr. Trimble’s compensation was variable or “at-risk” and linked with Company performance. For the remaining Named Executive Officers, approximately 82% of their compensation was variable or “at-risk” and linked with Company performance.

2014 TARGET COMPENSATION

RS = Restricted Stock (time-based)

SAR = Stock Appreciation Rights

PS = Performance Shares

Components of the Company’s Compensation Program

The table below highlights each element of our compensation program and the primary role of each element in achieving our compensation objectives:

COMPENSATION ELEMENTS	ROLE IN TOTAL COMPENSATION
Annual Incentives

•    Reward annual Company performance;

•    Align participants’ compensation with short-term financial and operational objectives specific to each calendar year;

•    Motivate participants to meet or exceed internal and external performance expectations; and

•    Recognize individual contributions to the organization’s overall results.

Long-Term Incentives ✓ Restricted Stock/Units ✓ Performance Shares/Units ✓ Stock Appreciation Rights (SARs)

•    Reward long-term performance directly aligned with shareholders’ interests;

•    Provide a strong performance-based equity component;

•    Recognize and reward share performance relative to industry peers through performance shares/units based on relative total shareholder return (“TSR”);

•    Align compensation with sustained long-term value creation;

•    Allow executives to acquire a meaningful and sustained ownership stake; and

•    Foster executive retention by vesting awards over multiple years.

Benefits and Perquisites ✓ Health and Welfare ✓ Retirement ✓ Perquisites

•    Help attract and retain executive talent by offering a comprehensive employee benefits package comparable to all other Company employees;

•    Provide financial security by allowing executive to save for retirement through the Company’s 401k and profit sharing plan; and

•    Provide modest perquisites to executives including a car allowance for business and personal use and athletic/non-golf club dues, consistent with those offered by our peer companies.

Termination Benefits ✓ Executive Severance Plan ✓ Employment Contracts	• Attract and retain executives in a competitive and changing industry; and • Ensure executives act in the best interest of shareholders in times of heightened uncertainty.

Executives and Directors Are Required to Own Stock

The Committee has established stock ownership guidelines for executive officers and outside directors, which are reviewed annually when compensation decisions are made. In satisfying the stock ownership guidelines, Named Executive Officers are expected to:

•	Comply with the ownership guidelines within five years of the executive’s appointment as a Named Executive Officer; and

•

Retain the net shares acquired through the exercise of stock options, SARs, or the vesting of restricted stock or performance shares if the Named Executive Officer has not satisfied the required ownership level.

As of December 31, 2014, all of the Named Executive Officers exceeded the minimum stock ownership requirements as set forth below.

2014 STOCK OWNERSHIP REQUIREMENT

Name/Year of Executive Status	Stock Ownership Guidelines	Number of Shares Required To Own(1)	Number of Qualifying Shares Owned(2)
James M. Trimble (2011)	5x Base Salary	96,533	192,665
Gysle R. Shellum (2008)	3x Base Salary	29,776	61,391
Barton R. Brookman (2008)(2)	5x Base Salary	67,981	93,955
Lance A. Lauck (2009)	3x Base Salary	27,328	71,154
Daniel W. Amidon (2007)	3x Base Salary	25,697	50,231

(1)	Using average of daily closing prices in December of 2014, which was $36.78.
(2)	This ownership guideline reflects Mr. Brookman’s position as President and CEO.

Qualifying holdings include stock owned directly, shares held in the Company’s 401(k) and Profit Sharing Plan and unvested time-based restricted stock as of December 31, 2014. Not included are stock options, SARs and performance-based awards. Stock ownership requirements applicable to our Non-Employee Directors are described under “Director Compensation — Stock Ownership Requirements.”

Compensation Process — Making Executive Compensation Decisions

Peer Groups and Survey Data Help Establish Target Compensation and Define Competitive Levels of Pay

Each fall, the Committee reviews the composition of the peer group of companies used in establishing target compensation for the Named Executive Officers for the coming year. In determining the peer group for the year, the Committee considers the following:

•

Size, scope and nature of business operations, ownership structure, prior financial performance and current financial scope, including market capitalization, enterprise value, revenue, EBITDA, capital expenditures and assets for each current and potential peer company;

•	Whether changes to the peer group are warranted based upon changes in size and/or operations of either the Company and/or the current or potential peer companies; and

•	Other factors that may render a current peer company no longer comparable.

The 2014 peer group below was selected in September 2013 for the Committee’s analysis and determination of 2014 compensation.

PEER COMPANY	PEER COMPANY FOR 2013 FISCAL YEAR	PEER COMPANY FOR 2014 FISCAL YEAR
Berry Petroleum Company(1)	x	x
Bill Barrett Corporation	x	x
Carrizo Oil & Gas, Inc.	x	x
Comstock Resources, Inc.	x	x
EXCO Resources, Inc.	x	x
Forest Oil Corporation(2)	x	x
Goodrich Petroleum Corporation	x	x
Gulfport Energy Corporation		x
Laredo Petroleum, Inc.	x	x
Magnum Hunter Resources Corporation	x	x
Penn Virginia Corporation	x	x
PetroQuest Energy, Inc.	x	x
Quicksilver Resources Inc.	x	x
Resolute Energy Corporation	x	x
Rosetta Resources, Inc.	x	x
Stone Energy Corporation	x	x
Swift Energy Company	x	x

(1)	Berry Petroleum Company was acquired by Linn Energy, LLC in December 2013.
(2)	Forest Oil Corporation merged with Sabine Oil and Gas Corporation in December 2014.

The Committee also uses several proprietary benchmarking surveys from a broader sample of comparably-sized oil and gas companies for additional market perspective, including Effective Compensation, Incorporated’s “Oil and Gas Exploration and Production Industry Survey,” Meridian Compensation Partners LLC’s “North America Oil and Gas Exploration and Production Survey” and survey data compiled by the Committee’s compensation consultant (described below). The Committee uses both the peer and survey benchmarking data to establish competitive base salaries, bonus targets and target total direct compensation. The Committee also uses either the same or a similar peer group in measuring stock performance under the Company’s performance-based long-term incentive awards (see “Terms of 2014 Equity Award Performance Shares” as described below).

Determining Target Total Direct Compensation

The Committee typically establishes target total direct compensation in the first quarter of each year for our Named Executive Officers by establishing base salaries and setting annual and long-term incentive compensation targets. When appropriate, the Committee also approves special awards and modifies perquisites. In doing so, the Committee considers the following:

•

Market data for target total direct compensation (base salary, bonus targets and long-term incentives) for the peer group, based on disclosure in peer company proxies, and other applicable industry survey data;

•	Individual performance and areas of responsibility relative to the market data;

•	Compensation relative to that of other executive officers of the Company; and

•	The CEO’s recommendations with respect to the compensation of each of the other Named Executive Officers.

The Committee’s view is that an executive’s target compensation should reflect the current market value for that position provided the executive has performed well in the prior year. The Committee may adjust the mix of cash and long term incentives, but generally target total direct compensation is the market median for that position taking into account the other factors listed above. In 2014, the Committee did, however, target the CEO’s compensation above the median due to his extensive experience, the Committee’s expectations of him during his tenure and his success in meeting those expectations.

Annual and Long-Term Incentive Programs

The Committee annually reviews and approves program design, including performance metrics and target payout, and awards under the annual and long-term incentive programs. These discussions, which usually begin with recommendations from management and involve deliberation among the Committee, management and the Committee’s compensation consultant, usually span numerous meetings before a design is approved. With respect to equity programs, the Committee also considers the tax and accounting effect of the awards, dilution and stock burn rates (based on total outstanding shares). For performance-based equity awards, the Committee certifies at the end of the performance period the level at which the performance measures were satisfied and approves the amount of incentive award payable to each Named Executive Officer.

Historical Compensation Review

The Committee annually reviews “tally sheets” or summaries of each Named Executive Officer’s compensation history, as well as all compensation payable upon his or her termination of employment and upon a change in control of the Company. These summaries, some of which are included in this Proxy Statement, include the following:

•	Three-year (or longer) history of base salary, annual incentive targets and awards, long-term incentive grants, payouts and perquisites;

•	Realized gains for the current year and potential gains on unexercised or unvested awards; and

•	The value of compensation and other severance benefits due to the Named Executive Officer under various termination scenarios, both before and after a change in control of the Company.

In addition to reviewing the Company’s historical compensation and comparing current compensation to that of its peers, the Committee annually reviews both realizable and earned pay over the past three years relative to the Company’s peers to help determine whether the Company’s compensation program is compensating for performance as designed. The Committee looks at pay-for-performance based on the performance measures used by Institutional Shareholder Services (“ISS”) and Glass Lewis (although ISS and Glass Lewis use a different peer group) as well as a group of performance measures relevant to the oil and gas industry. Those measures include production growth, revenue growth, operating cash flow growth, EBITDA/interest expense and total stockholder return. The Committee considers the results of this analysis in making adjustments to the compensation program each year.

Role of the Compensation Consultant

The Committee currently engages Towers Watson & Co as its compensation consultant (the “Consultant”) to help ensure that our executive compensation programs are competitive and consistent with our compensation philosophy and policies. In retaining the Consultant, the Committee considers the following:

•	The Consultant’s historical performance in supporting the Committee and its familiarity with our executive compensation programs;

•	Experience of the Consultant in our sector;

•	Range of compensation services offered by the Consultant; and

•	Independence of the Consultant, considering the independence factors outlined by the SEC.

The Committee determines the scope of the Consultant’s engagement, which includes:

•	Providing input into peer group identification and assessment;

•	Providing benchmarking on executive and outside director compensation for the Committee to use in its decision-making process;

•

Providing input into plan design discussions, payout alternatives and performance measures for annual and long-term incentives, individual compensation actions, and other aspects of compensation (e.g., employment agreements, perquisites, etc.);

•	Reviewing and providing feedback on the compensation-related disclosures in our Proxy Statement; and

•	Informing the Committee about recent trends, best practices, and other developments affecting executive compensation.

The Consultant’s interactions with the Committee and management include the following:

•	The Consultant does not make recommendations on or approve the amount of compensation of any Named Executive Officer;

•	The Committee may request information or advice directly from the Consultant and may direct the Company to provide or solicit information from the Consultant;

•	The Consultant regularly interacts with representatives of the Company and periodically with the CEO; and

•	The Consultant attends meetings of the Committee as requested.

The Committee reviews the engagement of the Consultant on an annual basis and as a part of that process reviews a summary of all services provided by the Consultant and related costs. Except as set forth above, in 2014, the Consultant did not perform any other material services for the Company, did not have any business or personal relationships with the Committee members or executive officers of the Company, did not own any stock of the Company and maintained policies and procedures designed to avoid such conflicts of interest. Accordingly, the Committee determined that the engagement of the Consultant in 2014 did not create any conflicts of interest.

Role of Management in Determining Executive Compensation

Our CEO plays a significant role in the Committee’s establishment of compensation levels for our other Named Executive Officers on an annual basis. Important aspects of his role in the process are:

•	Assessing his own performance and the performance of the other Named Executive Officers;

•	Recommending quantitative and qualitative performance measures under our annual incentive program;

•	Providing feedback on proposed peer group companies;

•	Recommending base salary levels, annual incentive targets, actual annual incentive awards and long-term incentive awards for the other Named Executive Officers; and

•	Providing his assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

Management also retains an individual as a consultant in our compensation process to coordinate the preparation of certain materials for Committee meetings. This individual is retained by and reports to management, whereas the Consultant reports to the Committee.

At the Committee’s request, our Named Executive Officers may also assess the design of or make recommendations related to our compensation and benefit programs. The Committee, with input from the Consultant, determines each element of the CEO’s compensation. With input from the Consultant and the CEO, the Committee determines each element of compensation for the other Named Executive Officers. The CEO is not present during voting or deliberations concerning his own compensation.

2014 Compensation Decisions

Base Salary

Based on a review of the market data provided by the Consultant and outside survey data, we adjusted our Named Executive Officers’ base salaries effective January 1, 2014 as follows:

NAMED EXECUTIVE OFFICER	2013 Base Salary	2014 Base Salary
James M. Trimble	$680,000	$710,000
Gysle R. Shellum	$350,000	$365,000
Barton R. Brookman*	$350,000	$420,000
Lance A. Lauck	$320,000	$335,000
Daniel W. Amidon	$300,000	$315,000

*	Mr. Brookman’s base salary was further increased from $420,000 to $500,000 in June 2014 to reflect his promotion to President and his additional related duties.

In January 2015, in response to the decline in commodity prices, the Committee froze base salaries on all of the Named Executive Officers with the exception of Mr. Brookman, who was promoted to CEO, and Mr. Lauck who was promoted to Executive Vice President. Mr. Brookman’s current annual base salary is $625,000 and Mr. Lauck’s is $347,000.

Annual Cash Incentives

Each year, we approve a target annual cash incentive award for each Named Executive Officer. These target awards are expressed as a percentage of base salary. Awards can range up to 200% of these targets based on the achievement of Company and individual goals. In January 2014, we set the target annual cash incentive award for the Named Executive Officers as follows:

NAMED EXECUTIVE OFFICER	TARGET ANNUAL CASH INCENTIVE AS % OF BASE SALARY
James M. Trimble	100%
Gysle R. Shellum	80%
Barton R. Brookman	90%
Lance A. Lauck	80%
Daniel W. Amidon	80%

No changes were made to bonus targets in 2015 with the exception of Mr. Lauck who was increased to 85% coincident with his promotion to Executive Vice President, and Mr. Brookman who was increased to 100% coincident with his promotion to President and CEO.

Annual Incentive Program

Bonuses under the Company’s annual incentive program are primarily based on specific operational and financial metrics established at the beginning of the year. However, the Committee also considers individual performance, stock price performance and other material items that occur throughout the year. To provide the Committee the flexibility to adjust for and react to economic events such as dramatic changes in commodity prices or volatile capital markets, we prefer not to rely solely on a formulaic approach based on pre-established thresholds that result in automatic payouts. Rather, the Committee always retains discretion to adjust actual awards as it views appropriate given circumstances at the time of the award.

Throughout the year, the Committee reviews the Company’s progress toward meeting the performance metrics for the year. Following the end of the fiscal year, the Committee determines annual incentive payments as follows:

•	An overall corporate performance rating is determined for the annual quantitative operational and financial metrics; 50% is based on operational metrics and 50% is based on financial metrics;

•	The Committee may apply discretion in the final determination of the corporate performance rating (e.g., business conditions, stock price performance, etc.); and

•

Individual awards are determined by multiplying the overall corporate performance rating by the individual’s annual incentive target and multiplying the result by the individual’s base salary. The Committee may adjust individual awards downward or upward at the Committee’s discretion based on specific individual performance. Such adjustments are anticipated to have a maximum range of +/-20%.

2014 Performance Metrics

In early 2014, we established specific targets for each of the following operational and financial metrics based on our 2014 public financial guidance. See the specific targets under “2014 Performance Results.”

OPERATIONAL METRICS (50%)*
Production (Boe)	Actual production volume for the year.

Production, Exploration and G&A Expense per Boe	The sum of total production, exploration, general and administrative expense and corporate general and administrative expense (G&A) divided by Bbl (mcf equivalent for gas and oil).

Reserve Replacement Ratio (three-year average)	The sum of 2012, 2013, and 2014 extensions and discoveries, revisions in previous estimates and purchase of reserves, divided by the sum of 2012, 2013 and 2014 production.
FINANCIAL METRICS (50%)*

Adjusted Cash Flow per Share	Net income plus/minus change in operating assets and liabilities per share.

Capital Efficiency (three-year)	Adjusted EBITDAX divided by production, divided by three years’ average finding and development cost per unit.

*

Adjusted EBITDAX is calculated by taking our EBITDA minus exploration expenses. EBITDA and Adjusted Cash Flow are calculated as shown in our quarterly investor relations material posted on our website at http://investor.pdce.com/presentations.cfm. The Company’s website materials are not incorporated by reference into this Proxy Statement.

The Committee also reviews stock price performance relative to the Company’s peers as part of the bonus process. Stock price performance is not one of the annual metrics under the Annual Incentive Program since the Committee feels that the Named Executive Officers are compensated for this metric through the performance share program under the 2010 LTI Plan. However, the Committee may consider relative stock price performance in determining the annual award level.

2014 Performance Results

Upon completion of the fiscal year, the Committee reviewed the Company’s performance relative to the quantitative operational and financial measures described above. Results for 2014 were as follows:

CORPORATE PERFORMANCE METRIC	TARGET	ACTUAL RESULTS	ADJUSTED RESULTS		PERFORMANCE
Operational Metrics (50%)
Production (MMboe)	9.7	9.3	10.40	(1)	Above Target
Production, Exploration and G&A Expense per Boe	$16.56	$21.56	$16.40	(2)(3)	Above Target
Reserve Replacement Ratio (three-year average)	600%	690%	690%		Above Target
Financial Metrics (50%)
Adjusted Cash Flow per Share	$7.87	$6.99	$8.11	(2)(4)	Above Target
Capital Efficiency (three-year)	300%	390%	350	%(2)(5)	Above Target

(1)	Production volumes include 9 months of production from PDC Mountaineer, which was divested in October 2014.
(2)	Costs exclude approximately $40.3MM accrual for legacy partnership litigation fees and bankruptcy.
(3)	Includes 9 months of production and cost from PDC Mountaineer, which was divested in October 2014.
(4)	Determined utilizing 35.78 MM shares outstanding.
(5)	Capital Efficiency does not reflect the approximately $76.5MM gain on sale of PDC Mountaineer in October 2014.

There were two non-budgeted events in 2014 that resulted in adjustments by the Committee to the target metrics:

•	Marcellus assets (PDC Mountaineer) were sold in October 2014, affecting production volumes and costs for the year; and

•	Settled litigation around the sale and bankruptcy of 24 legacy partnerships.

These events are taken into account in calculating the Company’s Adjusted Results. In evaluating performance, the Committee considered the following factors which impacted each corporate performance metric:

•	Production: Adjusted Results were above target due to better than expected well performance and initial well production timing along with increased non-operated volumes;

•	Production, Exploration and G&A Expense per BOE: Adjusted Results were better than target because we were able to maintain our current cost structure while growing our production;

•	Reserve Replacement Ratio (three-year average): Adjusted Results on a three-year basis were better than expected due to increased well density and enhanced type curve adjustments;

•	Adjusted Cash Flow per Share: Adjusted Results were above target due to favorable production volumes slightly offset by higher G&A and production taxes; and

•	Capital Efficiency (three-year): Three-year average was above target due to favorable finding and development costs and EBITDAX.

In evaluating the Company’s overall 2014 performance, the Committee considered the following accomplishments:

•	Company exceeded the operational and financial targets for the year based on the Adjusted Results;

•	50% production growth from the Wattenburg and Utica assets and the key technical improvements and related per well returns;

•	Marcellus asset sale, good timing (gas prices at that time compared to current gas prices) and asset price, positive liquidity impact and strategic focusing of Company;

•	Strength of the balance sheet during the oil price decline;

•	Company’s top-tier hedging program, particularly for hedges entered into in 2014, related to 2016 production;

•	Settlement of litigation related to 24 legacy partnerships on satisfactory terms; and

•	Seamless CEO transition.

As a result of its consideration of the metrics and the Company’s other accomplishments, the Committee would typically have awarded an above-target award for the year. However, due to the economic climate as a result of the uncertainty around oil and gas prices and at the recommendation of management, the Committee determined that an overall corporate performance rating of 100% should be applied to each Named Executive Officer’s annual incentive award target. As the Committee felt that management achieved these results as a team, no individual performance adjustments were made to the awards. Actual bonus amounts paid for 2014 performance are as follows:

NAMED EXECUTIVE OFFICER	2014 ANNUAL BONUS
James M. Trimble	$710,000
Gysle R. Shellum	$292,000
Barton R. Brookman	$450,000
Lance A. Lauck	$268,000
Daniel W. Amidon	$252,000

Long-Term Incentives

In 2014, to ensure that long-term incentives are aligned with the interests of our stockholders and our pay-for-performance philosophy, the Committee granted the following combination of equity awards to the Named Executive Officers under the 2010 LTI Plan:

•	50% restricted shares that align the executive’s compensation directly with the Company’s stock price, encourage retention and increase stock ownership in the Company;

•	25% SARs that align the executive’s compensation directly with the Company’s stock price as the stock price must increase for any value to be realized by the executive; and

•

25% performance shares that align the executive’s compensation with PDC’s TSR relative to a group of our peers in the industry. The value of performance shares is dependent on both stock price performance and our relative TSR performance over a three-year period.

Equity awards are typically made in the first quarter of the year. The Committee typically determines the dollar value of the long-term incentives it wants to deliver to the executive to place total target compensation at the market level determined by the Committee. While the Committee considers long-term incentives as primarily forward-looking, the Committee may consider the Company’s and Named Executive Officers’ performance in the prior year in determining the size of the awards. Once the target amount is determined, the Committee typically uses an average of the closing share price of the 15 trading days ending ten days prior to the grant date to determine the number of shares to be granted.

In January 2014, the Committee elected to deviate from the above practice of establishing a target dollar amount and awarded the same number of shares to each individual as was granted in 2013. The Committee determined that this one-time change in practice was appropriate to recognize the leadership team for their execution of the Company’s strategic direction change in 2012 and 2013 and the resulting impact on the Company’s overall performance and stock price through the end of 2013. This resulted in above market equity grants in 2014. In January 2015, the Committee returned to its normal practice of establishing a target grant level based on the market, which generally resulted in lower value grants being made in 2015 (with the exception of Mr. Brookman who was promoted to CEO).

The table below shows the number of shares and corresponding accounting value granted to each Named Executive Officer in January 2014:

	2014 LONG-TERM INCENTIVE GRANTS
NAME	RESTRICTED STOCK	SARs	PERFORMANCE SHARES	VALUE
James M. Trimble	49,284	41,646	19,880	$4,821,298
Gysle R. Shellum	14,935	12,620	6,025	$1,461,065
Barton R. Brookman	16,352	13,790	6,606	$1,599,400
Lance A. Lauck	11,948	10,096	4,820	$1,168,851
Daniel W. Amidon	11,948	10,096	4,820	$1,168,851

Grant date accounting values for the 2014 grants are reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards.”

Terms of the 2014 Equity Awards

Performance Shares

Performance shares are denominated in units of PDC stock and payout in shares of Company stock based on the Company’s relative TSR over the specified performance period, as ranked among the comparably-measured TSR of the Company’s peer group. The Committee believes that the peer group designated for measuring relative stock price performance may be different from the peer group the Company is competing with for executive talent. However, the Committee generally uses the same companies whenever possible. In January 2014, the peer group selected by the Committee for measuring relative TSR is identical to the compensation benchmarking group for 2014 with the exception of Berry Petroleum, which was acquired in December 2013. During 2014, Forest Oil completed a merger with Sabine Oil and Gas and therefore will be removed when the final determination is made at the end of the performance period.

The 2014 performance shares measure the performance period from January 1, 2014 through December 31, 2016, with payouts as follows:

COMPANY TSR RANKING AMONG PEERS	PAYOUT LEVELS AS % OF AWARD
Top	200%
75th Percentile	150%
Median	100%
25th Percentile	50%
Below 25th Percentile	0%

•	If performance falls between the percentiles, payout levels are interpolated.

•	If the Company has negative TSR for the performance period, the maximum award is limited to 100%, regardless of relative performance.

•

Performance share units are forfeited if the executive voluntarily terminates or is terminated for cause prior to the vesting date. Payout under other termination scenarios is described under “Impact of Termination and Change of Control on Long Term Incentive Plans.”

There were no significant changes in the performance share program from 2013 to 2014.

Restricted Stock

Restricted Stock awards, including the 2014 grants, typically have the following terms:

•	Awards vest ratably over three years to encourage retention; and

•

Unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see “Impact of Termination and Change of Control on Long Term Incentive Plans.”

Stock Appreciation Rights or SARs

SAR awards, including the 2014 grants, have the following terms:

•	Awards vest ratably over three years to encourage retention;

•	Awards expire no later than ten years after grant date if not exercised earlier or forfeited;

•	The strike price for SARs is the price at which the executive can purchase a share of common stock of the Company and is equal to the NASDAQ closing price of Company stock on the date of the grant;

•	SARs are settled in shares of common stock of the Company; and

•

Unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see “Impact of Termination and Change of Control on Long Term Incentive Plans.”

2015 Equity Grants

In January 2015, the Committee returned to its normal practice of establishing a target grant level based on the market, which generally resulted in comparatively lower value grants being made in 2015.

Special Equity Grants

From time to time, the Committee approves special grants which typically take the form of restricted stock, although other types of awards may be made when appropriate. Special grants are typically considered:

•	In connection with promotion where more stock exposure is desired;

•	To recognize extraordinary achievement;

•	When the survey data demonstrates a significant deviation from market total direct compensation for the comparator group;

•	When the Committee determines that special retention measures are necessary for a particular executive; or

•	As part of a new hire package for an executive.

No special grants were awarded in 2014. As part of the 2015 equity grants, Mr. Amidon received an incrementally higher grant due to his superior performance in 2014, including his role in both critical litigation management and certain aspects of the Company’s risk management program.

Agreements with Named Executive Officers

Severance Plan and Employment Agreements with Named Executive Officers

The Committee believes that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of a Named Executive Officer’s departure. Severance provisions give the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms. In the event that the Company faces a change in control, severance benefits encourage executive officers to remain with the

Company during an important time when prospects for continued employment are often uncertain, and provide a measure of financial security to the executive officer. The Committee believes that the severance amounts that may be paid upon a change in control of the Company ensure that the interests of the executive officers will be materially consistent with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, without providing excessive benefits to executives. The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices in the oil and gas industry.

The Company has adopted the PDC Energy Executive Severance and Compensation Plan (the “Severance Plan”) to cover the CEO and any future senior executive officers of the Company. The Company grandfathered the existing employment agreements in effect with Messrs. Amidon, Shellum and Lauck. For a description of these programs, see “Potential Payments Upon Termination or Change in Control.”

James M. Trimble Consulting Agreement

Mr. Trimble has been instrumental in the restructuring of PDC and its assets and in developing a successor CEO. In recognition of Mr. Trimble’s accomplishments over his tenure as President and CEO and to ensure the successful transition of the CEO role, the Committee elected to retain Mr. Trimble as a consultant in 2015 following his retirement pursuant to a Consulting Agreement entered into on June 18, 2014. Please see “Potential Payments Upon Termination or Change in Control — Trimble Retirement Compensation” below, for a description of Mr. Trimble’s Consulting Agreement and the amounts payable thereunder.

Other Policies and Considerations

Tax and Accounting Considerations

The Committee considers the impact of the applicable tax and accounting laws with respect to compensation paid under the Company’s plans, arrangements and agreements, including but not limited to Section 162(m), Section 409A, Section 280G and Section 4999 of the Internal Revenue Code (the “Code”). Currently, our compensation is intended to comply with the Code as follows:

•	None of our severance arrangements or agreements provide for gross-ups for excise tax under Code Section 280G and Section 4999;

•	All of our programs are intended to be either exempt from or comply with Code Section 409A; and

•

Our intent is to qualify compensation paid to our top executives as performance-based compensation under Code Section 162(m) where practicable. While currently our SARs and performance shares granted under the 2010 Equity Plan are intended to meet the requirements of Code Section 162(m), our restricted shares and annual bonus plan are not. However, the Committee maintains the discretion to approve compensation that may not qualify for the compensation deduction under Code Section 162(m) if, in light of all applicable circumstances, the Committee believes that it would be in its best interests to pay such compensation.

Clawback Policy

The Named Executive Officers are currently covered under either a clawback policy or have a clawback provision in their grandfathered employment contracts. Currently, the clawback policy and provision are identical and require the executive to reimburse all or a portion of his annual bonus if the Company must restate all or a portion of its financial statements due to material noncompliance by the Company with any financial reporting requirement under securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected years and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback requirements are in addition to any clawback requirements contained in statutes or regulations and are subject to revision based on the eventual SEC clawback guidance under Section 954 of the Dodd-Frank Act.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options /SAR Awards(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)
James M. Trimble	2014	710,000	710,000	3,573,583	1,247,714	57,673	6,298,970
CEO and President	2013	680,000	920,000	2,807,294	914,546	56,184	5,378,024
	2012	650,000	815,000	1,700,880	580,408	54,444	3,800,732

Gysle R. Shellum	2014	365,000	292,000	1,082,970	378,095	55,470	2,173,535
CFO	2013	350,000	355,000	850,749	277,135	52,710	1,885,594
	2012	325,000	305,000	503,983	171,979	50,573	1,356,535

Barton R. Brookman	2014	466,667	450,000	1,186,252	413,148	60,053	2,576,120
Executive Vice President and Chief Operating Officer(5)	2013	378,300	416,000	850,749	277,135	56,693	1,978,877
	2012	325,000	305,000	503,983	171,979	50,218	1,356,180

Lance A. Lauck	2014	335,000	268,000	866,376	302,476	50,159	1,822,011
Senior Vice President	2013	320,000	324,000	680,600	221,708	51,012	1,597,320
Corporate Development	2012	300,000	282,000	409,486	139,735	48,146	1,179,367

Daniel W. Amidon	2014	315,000	252,000	866,376	302,476	59,921	1,795,773
Senior Vice President	2013	300,000	304,000	680,600	221,708	53,414	1,559,722
General Counsel and Secretary	2012	285,000	250,000	409,486	139,735	50,384	1,134,605

(1)	Represents the amounts paid under the Company’s annual incentive bonus plan. The 2014 awards are described in “Annual Cash Incentives — 2014 Performance Results.”

(2)	Represents the grant date fair value of stock-based compensation awards, which include the following:

(a)	Time-based restricted stock awards; and

(b)	Performance-based stock awards.

The 2014 grants are detailed in the “2014 Grants of Plan-Based Awards” table. Terms of the awards and descriptions of the performance-based awards can be found in “Terms of 2014 Equity Awards.” In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the stock awards, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 12 to Form 10-K filed with the SEC on February 19, 2015.

(3)

Represents the grant date fair value of SARs granted in each year. The 2014 grants are detailed in the “2014 Grants of Plan-Based Awards” table. Additional information can be found in “Compensation Discussion and Analysis — 2014 Compensation Decisions” In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the SAR awards calculated in accordance with FASB ASC Topic 718 disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of SAR awards for purposes of the Company’s financial statements, as set forth in Note 12 to the financial statements included in the Annual Report on Form 10-K filed with the SEC on February 19, 2015.

(4)	Amounts shown in this column for 2014 are detailed below in “2014 All Other Compensation.”

(5)

Mr. Brookman’s base salary for 2014 reflects an increase in his base salary in June 2014 upon his promotion to include the additional duties as President. Mr. Brookman’s base salary for 2013 reflects an increase in his base salary in June 2013 upon his promotion to Executive Vice President and Chief Operating Officer.

2014 ALL OTHER COMPENSATION

Name	Year	401(k) Matching Contribution(1) ($)	Annual Profit Sharing Contribution(2) ($)	Perquisites(3) ($)	Tax Gross-Up(4) ($)	Total All Other Compensation ($)
James M. Trimble	2014	23,000	8,420	25,604	649	57,673
Gysle R. Shellum	2014	23,000	8,420	22,089	1,961	55,470
Barton R. Brookman	2014	23,000	8,420	26,559	2,074	60,053
Lance A. Lauck	2014	23,000	8,420	17,898	841	50,159
Daniel W. Amidon	2014	23,000	8,420	24,800	3,701	59,921

(1)	Represents the Company’s annual matching contribution to the Company’s 401(k) and Profit Sharing Plan.
(2)	Represents the Company’s annual profit sharing contribution to the Company’s 401(k) and Profit Sharing Plan.
(3)

Represents total value of perquisites provided by the Company. No individual perquisite exceeded $25,000. Types of perquisites included are primarily monthly automobile allowances, health club dues and spouse or family travel.

(4)	Includes Board-approved “tax gross-up” for any spouse or family member travel that was requested by the Company and approved by the Board.

2014 GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
James M. Trimble	1/1/2014	—	710,000	1,420,000	—	—	—	—	—	—	—
	1/16/2014	—	—	—	9,940	19,880	39,760	—	—	—	1,130,576	(7)
	1/16/2014	—	—	—	—	—	—	—	41,646	49.57	1,247,714	(5)(8)
	1/16/2014	—	—	—	—	—	—	49,284	—	—	2,443,008	(5)(6)

Gysle R. Shellum	1/1/2014	—	292,000	584,000	—	—	—	—	—	—	—
	1/16/2014	—	—	—	3,013	6,025	12,050	—	—	—	342,642	(7)
	1/16/2014	—	—	—	—	—	—	—	12,620	49.57	378,095	(5)(8)
	1/16/2014	—	—	—	—	—	—	14,935	—	—	740,328	(5)(6)

Barton R. Brookman	6/1/2014	—	450,000	900,000	—	—	—	—	—	—	—
	1/16/2014	—	—	—	3,303	6,606	13,212	—	—	—	375,683	(7)
	1/16/2014	—	—	—	—	—	—	—	13,790	49.57	413,148	(5)(8)
	1/16/2014	—	—	—	—	—	—	16,352	—	—	810,569	(5)(6)

Lance A. Lauck	1/1/2014	—	268,000	536,000	—	—	—	—	—	—	—
	1/16/2014	—	—	—	2,410	4,820	9,640	—	—	—	274,113	(7)
	1/16/2014	—	—	—	—	—	—	—	10,096	49.57	302,476	(5)(8)
	1/16/2014	—	—	—	—	—	—	11,948	—	—	592,262	(5)(6)

Daniel W. Amidon	1/1/2014	—	252,000	504,000	—	—	—	—	—	—	—
	1/16/2014	—	—	—	2,410	4,820	9,640	—	—	—	274,113	(7)
	1/16/2014	—	—	—	—	—	—	—	10,096	49.57	302,476	(5)(8)
	1/16/2014	—	—	—	—	—	—	11,948	—	—	592,262	(5)(6)

(1)

Represents target and maximum cash awards payable under the Company’s annual incentive plan. For a description of the 2014 awards, see “Annual Incentive Program.” Mr. Brookman’s target bonus incentive was $378,000 effective January 1, 2014 and increased to $450,000 with his promotion June 1, 2014 to President and COO. This column reflects his target and maximum award after his promotion.

(2)	Represents performance share unit awards under the 2010 LTI Plan. For a description of the awards see “Terms of the 2014 Equity Awards — Performance Shares.”
(3)	Represents annual time-based restricted stock unit awards under the 2010 LTI Plan. For a description of the 2014 awards, see “Terms of the 2014 Equity Awards — Restricted Stock.”
(4)	Represents SARs awarded under the Company’s 2010 LTI Plan. For a description of the 2014 awards, see “Terms of the 2014 Equity Awards — Stock appreciation Rights or SARs.”
(5)	These grants vest ratably over three years.
(6)

Grant date fair value for restricted stock units is computed by multiplying the number of shares awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant. The closing price was $49.57 on January 16, 2014.

(7)

Grant date fair value is computed by multiplying the number of performance shares units awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $56.87 per share.

(8)	Grant date fair value for SARs is computed by multiplying the number of SARs awarded by the grant date fair value as computed utilizing the Black-Scholes pricing model, which was $29.96 per SAR.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Options/SARs Awards				Stock Awards
				Option/ SAR Expiration Date	Number of Shares of Stock That Have Not Vested(3) (#)	Market Value of Shares of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(4) ($)

	Number of Securities Underlying Unexercised Options/SARs Held at December 31, 2014		Option/ SAR Exercise Price ($)
Name	Exercisable(1) (#)	Unexercisable(2) (#)
James M. Trimble	21,972	10,987	30.19	1/16/2022	78,551	3,241,800	39,760	1,640,895
	13,882	27,764	37.18	1/16/2023	—	—	—	—
	13,882	27,764	49.57	1/16/2024	—	—	—	—

Gysle R. Shellum	1,702	—	43.95	3/12/2021	26,519	1,094,439	12,050	497,303
	3,255	3,256	30.19	1/16/2022	—	—	—	—
	4,206	8,414	37.18	1/16/2023	—	—	—	—
	4,206	8,414	49.57	1/16/2024	—	—	—	—

Barton R. Brookman	8,295	—	24.44	4/19/2020	24,664	1,017,883	12,631	521,281
	5,104	—	43.95	3/12/2021	—	—	—	—
	6,510	3,256	30.19	1/16/2022	—	—	—	—
	4,206	8,414	37.18	1/16/2023	—	—	—	—
	4,596	9,194	49.57	1/16/2024	—	—	—	—

Lance A. Lauck	7,319	—	24.44	4/19/2020	19,023	785,079	9,640	397,843
	4,176	—	43.95	3/12/2021	—	—	—	—
	5,290	2,645	30.19	1/16/2022	—	—	—	—
	3,365	6,731	37.18	1/16/2023	—	—	—	—
	3,365	6,731	49.57	1/16/2024	—	—	—	—

Daniel W. Amidon	7,807	—	24.44	4/19/2020	19,023	785,079	9,640	397,843
	4,176	—	43.95	3/12/2021	—	—	—	—
	5,290	2,645	30.19	1/16/2022	—	—	—	—
	3,365	6,731	37.18	1/16/2023	—	—	—	—
	3,365	6,731	49.57	1/16/2024	—	—	—	—

(1)	SARs exercisable as of December 31, 2014.
(2)

SARs granted in 2012, 2013 and 2014 vest ratably over three years. The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.

(3)	The restricted stock in this column vests as follows:

	Shares Vesting Per Year
	2015	2016	2017	Total
James M. Trimble	45,695	16,428	16,428	78,551
Gysle R. Shellum	15,161	6,379	4,979	26,519
Barton R. Brookman	14,234	4,979	5,451	24,664
Lance A. Lauck	11,057	3,983	3,983	19,023
Daniel W. Amidon	11,057	3,983	3,983	19,023

(4)	The market value of these shares is based on the closing price of the Company’s common stock of $41.27, as reported on NASDAQ Global Select Market on December 31, 2014.
(5)	Performance shares granted in 2013 and 2014 to be issued contingent upon the achievement of certain specified stock performance goals. The performance share grant in 2013 covers the three-year period

January 1, 2013 through December 31, 2015. The provisions of the 2013 grant are identical to those of the 2014 grant except for the peer group used to measure relative TSR over the performance period. The 16 companies used in the 2013 grant as peers were: Berry Petroleum Company, Bill Barrett Corporation, Carrizo Oil & Gas, Inc., Comstock Resources, Inc., EXCO Resources, Inc., Forest Oil Corporation, Goodrich Petroleum Corporation, Laredo Petroleum, Inc., Magnum Hunter Resources Corp., Penn Virginia Corporation, PetroQuest Energy, Inc., Quicksilver Resources Inc., Resolute Energy Corporation, Rosetta Resources, Inc., Stone Energy Corporation, and Swift Energy Company. For a description of the performance share grants in 2014, see “Terms of the 2014 Equity Grants —  Performance Shares.”

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
James M. Trimble	—	—	79,794	3,968,055
Gysle R. Shellum	—	—	21,478	1,020,248
Barton R. Brookman	—	—	20,550	956,511
Lance A. Lauck	—	—	16,201	756,411
Daniel W. Amidon	—	—	16,201	756,411

(1)	Number of shares includes restricted stock and performance shares vesting in 2014 (as described below) and are reflected in the chart below.

Name	Restricted	Performance	Total
James M. Trimble	65,069	14,725	79,794
Gysle R. Shellum	17,115	4,363	21,478
Barton R. Brookman	16,187	4,363	20,550
Lance A. Lauck	12,656	3,545	16,201
Daniel W. Amidon	12,656	3,545	16,201

(2)

Value of the restricted shares and performance shares that vested in 2014 is determined by multiplying the number of shares vesting by the market value of the shares on the vesting date. The 2012 performance shares were issued on January 13, 2015 at a price of $39.63 per share.

(3)

The performance share grant in 2012 covered the three-year period January 1, 2012 through December 31, 2014. Based on the Company’s excellent TSR performance over this three-year period, the Company ranked third among the peers, resulting in 167% of the target award payout to each Named Executive Officer. The provisions of the 2012 grant are identical to those of the 2014 grant (see “Terms of the 2014 Equity Grants — Performance Shares”) except for the peer group used to measure relative TSR. There were originally 15 peer companies, of which three were no longer publicly traded at the end of the performance period under their current ticker symbol. The chart below shows the peer companies, their TSR performance and relative rankings at the end of the period.

Ranking	Company	3-Year TSR
1	Carrizo Oil & Gas, Inc.	41%
2	Penn Virginia Corporation	7%
3	PDC Energy, Inc.	6%
4	Stone Energy Corporation	(38)%
5	PetroQuest Energy, Inc.	(44)%
6	Rosetta Resources, Inc.	(52)%
7	Comstock Resources, Inc.	(56)%
8	Goodrich Petroleum Corporation	(69)%
9	Bill Barrett Corporation	(72)%
10	EXCO Resources, Inc.	(72)%
11	Swift Energy Company	(87)%
12	Resolute Energy Corporation	(89)%
13	Quicksilver Resources Inc.	(96)%
*	Venoco, Inc.	NA
*	Berry Petroleum Company	NA
*	Forest Oil Corporation	NA

*

Venoco, Inc. went private in October 2012; Berry Petroleum Company was acquired by Linn Energy in December 2013 and Forest Oil Corporation merged with Sabine Oil and Gas and ceased trading under the Forest ticker symbol.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In 2012, the Company adopted the Severance Plan for the benefit of Mr. Trimble and future senior executives of the Company but grandfathered the employment agreements in effect with Messrs. Shellum, Brookman, Lauck and Amidon. As of December 31, 2014, each of these individuals remained covered under their grandfathered employment agreements. Mr. Trimble remained covered under the Severance Plan until the execution of his Consulting Agreement on June 18, 2014. For a description of the Consulting Agreement and the benefits provided thereunder upon Mr. Trimble’s resignation as CEO on December 31, 2014 and subsequent retirement from the Company, please see “Trimble Retirement Compensation,” below.

The primary purpose of the Severance Plan and similar provisions of the employment agreements is to provide severance benefits in the event of the termination of the Named Executive Officer by the Company without “just cause” or termination by the Named Executive Officer for “good reason,” either prior to or following a change in control of the Company. Upon a change in control, the Severance Plan and individual employment agreements provide benefits only in the event that an executive is terminated by the acquiring company “without cause” or by the executive for “good reason” (i.e., they are “double-trigger” in nature).

The severance benefits an executive would receive under the Severance Plan under various termination scenarios are as follows:

•	Termination by the Company without “just cause” or termination by the executive for “good reason”:

•	Tier One executive receives two times the sum of his or her base salary and target bonus for the year;

•	Tier Two executives would receive one and one-half times the sum of his or her base salary and target bonus for the year; and

•	Continuation of health benefits for up to 18 months.

•	Termination related to a change in control of the Company:

•	Tier One executives would receive three times the sum of his or her base salary and target bonus for the year;

•	Tier Two executives would receive two and one-half times the sum of his or her base salary and target bonus for the year;

•	Executive would receive a pro-rata bonus at the target amount for the year at the time of termination; and

•	Continuation of health benefits for up to 18 months.

The Severance Plan provides a benefit “offset” so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive is entitled to receive under a Company (or successor company) plan. The following table summarizes the cash payout under certain termination scenarios for each Named Executive Officer (other than Mr. Trimble) as of December 31, 2014:

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CHANGE IN CONTROL	CONTROLLING PLAN OR AGREEMENT
Gysle R. Shellum	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Barton R. Brookman	2x base plus bonus* (2x base plus target bonus beginning 2015)	3x base plus bonus* (3x base plus target bonus plus pro-rata bonus for the year of termination beginning 2015)	Employment Agreement (Severance Plan beginning 2015)

Lance A. Lauck	2x base plus bonus*	3x base plus bonus*	Employment Agreement

Daniel W. Amidon	3x base plus bonus*	3x base plus bonus*	Employment Agreement

*	Highest bonus of last two years

The “Potential Payments Upon Termination or Change in Control” table outlines any additional benefits that may be paid in the event of any termination, including termination for cause, death or disability, under either the Severance Plan or the individual’s employment agreement.

As a condition of receiving severance benefits under the Severance Plan and under the terms of the grandfathered employment agreements, there is a non-disclosure covenant and the executive officer is prohibited for a period of one year following his termination from engaging in any competing business within any county or in any adjacent county in which the Company is doing business. In addition, the executive is prohibited from soliciting employees from the Company for up to two years (varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to a change in control of the Company, the Severance Plan pays the severance benefits over 12 months.

The grandfathered employment agreements contain a clawback provision, while the executives covered under the Severance Plan are covered under the Company’s clawback policy (see “Clawback Policy”). The grandfathered employment agreements automatically extend for 12 months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof) unless either party gives notice of non-renewal. However, each executive officer with an employment agreement serves at the discretion of the Board, as the agreements allow for termination at any time with 30 days’ written notice.

Impact of Termination and Change in Control on Long-Term Incentive Plans

Under the terms of the 2010 LTI Plan and related grant agreements and employment agreements, all unvested restricted stock, stock options and SARs vest upon death, disability or change in control. The following table outlines the effect on outstanding unvested LTI awards under various termination scenarios and upon a change in control of the Company based on the terms of the 2010 LTI Plan and related grant agreements and the executive employment agreements:

TERMINATION SCENARIO/ CHANGE IN CONTROL	RESTRICTED STOCK/SARs/ OPTIONS	PERFORMANCE SHARES
Voluntary Termination	Forfeited	Forfeited
Termination for Cause	Forfeited	Forfeited
Termination by Company Without Cause or Executive for Good Reason Prior to Change in Control	Vests

Executives with Grandfathered Employment Agreements:

Forfeited

Executives in Severance Plan:

2013 and 2014 grants: Forfeited

2015 grants: Portion to be earned at end of performance period determined at time of termination at the sole discretion of the Committee.

Death	Vests	Earned pro-rata based on performance through either date of death or end of performance period.
Disability	Vests	Earned pro-rata based on performance at end of performance period.
Occurrence of a Change in Control	Vests

If less than 50% of the performance period has elapsed, earns 100% of performance shares. If 50% or more of the performance period has elapsed, earns greater of actual performance through change in control or 100% of performance shares.

Change in Control Excise Tax Provision

The Company currently provides no income tax gross-up or excise tax gross-up pursuant to taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. The Severance Plan and the grandfathered employment agreements provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the 20% excise tax; or (2) reduce the executive’s payments such that the executive receives no “excess parachute payments,” whichever amount would give the executive the greater benefit on a net, after-tax basis. Although the Company would be denied a tax deduction for such excess parachute payments under alternative (1) above, the Committee believes the cost to the Company would be minimal as a percentage of the entire value of the change of control transaction.

Trimble Retirement Compensation

As discussed above, Mr. Trimble resigned as CEO effective December 31, 2014 and retired from the Company effective January 19, 2015. Following his retirement Mr. Trimble will continue on the Board of Directors, a role he was in when he agreed to serve as CEO in June 2011, and will begin to earn non-employee director compensation upon his retirement from the Company. Pursuant to the terms of his Consulting Agreement, he will also perform certain consulting services for the Company in 2015, and is eligible to earn consulting fees of $350,000 per calendar quarter ($1,500,000 in the aggregate for calendar year 2015) plus reimbursement for any expenses associated with providing such services, along with continuation of health benefits (or substantially similar benefits) for him and his spouse for up to 18 months, at an estimated cost to the Company of approximately $1,250 per month.

In addition, per the terms of his 2013 and 2014 agreements under the 2010 LTI Plan, service on the Board is considered “continuous service.” As a result, Mr. Trimble’s restricted stock and SARs will continue to vest under their normal vesting schedule while he remains on the Board. His unvested performance shares will be earned at the end of the performance period based on company performance for the performance period. In the event Mr. Trimble is terminated by the Board or is not re-elected to the Board at the time of his election, any unvested restricted shares and SARs would vest upon such termination in service, and his performance shares would not be earned until the end of the applicable performance period based on actual performance for the performance period.

As part of his retirement arrangement, Mr. Trimble executed a release agreement with the Company and is subject to a two-year non-compete and non-solicitation covenant.

Termination Benefits Table

The table below and the discussion that follows show the maximum compensation payable to each Named Executive Officer (other than Mr. Trimble) upon death, permanent disability, change in control of the Company or other termination under the Severance Plan, each Named Executive Officer’s employment agreement and/or the equity compensation plans. The amounts shown assume that termination occurred on December 31, 2014, that the closing price per share on such date was $41.27, and, in the event of termination due to change in control, the executive’s benefit is not reduced as a result of Section 280G and Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control(1)	For Cause	Death	Disability
Gysle R. Shellum
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,314,000	1,971,000	273,750	182,500	273,750
Acceleration of unvested equity
Restricted Stock(4)	—	1,094,439	1,094,439	—	1,094,439	1,094,439
SARs(5)	—	70,490	70,490	—	70,490	70,490
Performance Shares(6)	—	—	673,857	—	366,942	366,942
Earned Profit Sharing / Deferred Compensation(7)	8,420	8,420	8,420	8,420	8,420	8,420
Health Benefit — Continuation(8)	—	31,734	31,734	—	—	—

Total	$8,420	$2,519,083	$3,849,940	$282,170	$1,722,791	$1,814,041

Barton R. Brookman
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,832,000	2,748,000	450,000	250,000	375,000
Acceleration of unvested equity
Restricted Stock(4)	—	1,017,883	1,017,883	—	1,017,883	1,017,883
SARs(5)	—	70,490	70,490	—	70,490	70,490
Performance Shares(6)	—	—	697,834	—	374,855	374,855
Earned Profit Sharing / Deferred Compensation(7)	8,420	8,420	8,420	8,420	8,420	8,420
Health Benefit — Continuation(8)	—	31,734	31,734	—	—	—

Total	$8,420	$2,960,527	$4,574,361	$458,420	$1,721,648	$1,846,648

Lance A. Lauck
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	—	1,318,000	1,977,000	251,250	167,500	251,250
Acceleration of unvested equity
Restricted Stock(4)	—	785,079	785,079	—	785,079	785,079
SARs(5)	—	56,836	56,836	—	56,836	56,836
Performance Shares(6)	—	—	539,069	—	293,543	293,543
Earned Profit Sharing / Deferred Compensation(7)	8,420	8,420	8,420	8,420	8,420	8,420
Health Benefit — Continuation(8)	—	31,734	31,734	—	—	—

Total	$8,420	$2,200,069	$3,398,138	$259,670	$1,311,378	$1,395,128

Daniel W. Amidon
Cash Compensation
Earned but unpaid compensation(2)	$—	$—	$—	$—	$—	$—
Severance / Salary Continuation(3)	236,250	1,857,000	1,857,000	—	393,750	472,500
Acceleration of unvested equity
Restricted Stock(4)	—	785,079	785,079	—	785,079	785,079
SARs(5)	—	56,836	56,836	—	56,836	56,836
Performance Shares(6)	—	—	539,069	—	293,543	293,543
Earned Profit Sharing / Deferred Compensation(7)	8,420	8,420	8,420	8,420	8,420	8,420
Health Benefit — Continuation(8)	—	23,116	23,116	—	—	—

Total	$244,670	$2,730,451	$3,269,520	$8,420	$1,537,628	$1,616,378

(1)

A benefit is only payable if, within two years following a change in control, the executive is terminated by the Company or its successor “without cause” or the executive terminates for “good reason” (“double trigger”) as defined in either his employment agreement or the Severance Plan, whichever is applicable. The Company currently provides for no tax gross-ups with respect to “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code.

(2)

There are no amounts shown for “earned but unpaid compensation” for 2014. However, the Committee in its sole discretion could award a bonus for 2014 performance. This amount is not known on December 31 since it is typically not determined until the following February. The cash bonus amounts paid in 2015 for 2014 performance are reflected in the “Summary Compensation Table” as 2014 compensation.

(3)	In determining severance amounts for each Named Executive Officer, the following factors were considered:
(a)

The amount of severance upon termination “By Company Without Cause or By Executive for Good Reason” for Messrs. Shellum, Brookman, Lauck and Amidon is determined using the 2013 bonus paid, pursuant to their respective employment agreements. (Mr. Amidon receives the greater of his 2013 bonus paid in 2014 or his 2014 bonus earned but not yet paid; however, as of December 31, this amount had not yet been determined);

(b)

The amount of severance shown for Messrs. Shellum, Brookman and Lauck upon termination for “cause” and for Mr. Amidon upon voluntary termination is a pro-rata bonus for the year pursuant to their respective employment agreements. For purposes of this table, the pro-rata bonus was assumed to be the target bonus, since the 2014 bonus had not yet been determined. Upon termination, the Committee would determine bonuses based on the Company’s actual performance;

(c)

Under the terms of their respective employment agreements, Messrs. Shellum, Brookman, Lauck and Amidon would receive up to 13 weeks’ salary continuation in the event of short-term disability and a lump sum payment equal to six months’ base salary upon qualifying for long-term disability. Mr. Amidon would also receive a pro-rata bonus for the year, if he terminates after March 31 of the year, which is included in the severance amount shown. For purposes of this table, the bonus was assumed to be the target bonus amount for 2014, since the 2014 bonus had not yet been determined. The Committee would determine each executive’s bonus based upon the Company’s actual performance; and

(d)

In the event of death, Messrs. Shellum, Brookman, Lauck and Amidon would receive a lump sum cash payment equal to six months’ base salary pursuant to their respective employment agreements. In addition, Messrs. Trimble and Amidon would be entitled to receive a pro-rata bonus for the year which is included in the severance shown. For purposes of this table, the bonus was assumed to be the target bonus since the 2014 bonus had not yet been determined. Upon death, the Committee would determine bonuses based on the Company’s actual performance.

(4)

The 2010 LTI Plan or the specific award letter agreements and the grandfathered employment agreements provide for full accelerated vesting of all restricted stock units upon a change in control of the Company, death or disability. In addition, all unvested shares of restricted stock would vest upon all termination events except voluntary termination and termination for “cause.” Board of Director service is “continued service” for outstanding awards under the Plan. For the unvested shares of restricted stock subject to accelerated vesting, see “Outstanding Equity Awards at 2014 Fiscal Year-End.”

(5)

The 2010 LTI Plan or the specific award letter agreements and the grandfathered employment agreements provide for full accelerated vesting of all SARs upon a change in control of the Company, death or disability. In addition, all unvested SARs would vest upon all termination events except voluntary termination and termination for “cause.” The value of the SARs shown is calculated using the closing price of the Company’s shares on December 31, 2014, less the exercise price of the SARs determined on the grant date. For the unvested SARs that would have accelerated vesting, see “Outstanding Equity Awards at 2014 Fiscal Year-End.”

(6)

For purposes of this illustration, based on performance through December 31, 2014, the percentage of target earned for the 2013 performance share units is 171% and the percentage of target earned for the 2014 performance shares is 100%. The 2012 performance shares were earned as of December 31, 2014 and are included in the “2014 Options Exercises and Shares Vested” table. Using these target earned percentages, the performance shares would vest as follows:

(a)	Performance shares would be forfeited except in the case of disability, death or a change in control of the Company;
(b)

In the case of disability, in accordance with the performance share agreements, one-third of the 2014 and two-thirds of the 2013 performance shares would be earned. Although payment would not occur until the end of the performance period, for purposes of this illustration, the price is assumed to be the price on December 31, 2014. The value shown is determined by using the target number of share units awarded times the percentage of target earned as of December 31, 2014 (as shown above) times the pro-rata amount earned for the performance period (based upon completed months of the performance period divided by total months of the performance period) times the stock price on December 31, 2014;

(c)

In the case of death, in accordance with the performance share agreements, one-third of the 2014 and two-thirds of the 2013 performance share would be earned. Assuming death had occurred on December 31, 2014, which is during the first two years of the performance period, the amount earned would be based upon the performance results through December 31, 2014. The value shown is determined by using the target number of share units awarded times the percentage of target earned as of December 31, 2014 (as shown above) times the pro-rata amount earned for the performance period (based upon completed months of the performance period divided by total months of the performance period) times the stock price on December 31, 2014; and

(d)

In the event of a change in control of the Company, the value shown is determined by using the target number of share units awarded times the percentage of target earned as of December 31, 2014 (as shown above) times the stock price on December 31, 2014, except as follows per the terms of the 2010 LTI Plan agreements:

i.	The percentage of target earned for the 2014 performance shares is 100%, since 50% of the performance period had not expired; and
ii.	The percentage of target earned for the 2013 performance shares is based upon the Company’s performance through December 31, 2014 (as shown above) since performance exceeded 100%.
(7)	Amount for each executive includes a profit sharing contribution of $8,420 for 2014 that was remitted to each executive’s 401(k) account in March 2015.
(8)	Amount represents the Company-subsidized COBRA premium cost to continue health, vision and dental coverage to the executive and any covered dependents for an 18-month period.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (#)
Equity compensation plans approved by security holders	366,255	38.85	1,401,953
Equity compensation plans not approved by security holders	—	—	—

Total	366,255	38.85	1,401,953

(1)

Includes 83,721 shares of common stock to be issued based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in “Outstanding Equity Awards at 2014 Fiscal Year-End.” These shares have been excluded from the weighted average exercise price calculation.

(2)

The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding options, SARs and restricted shares subject to time vesting and certain market-based performance goals over a specified period of time.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Proposals for 2016 Annual Meeting

Any proposal that a stockholder wishes to include in the Company’s Proxy Statement for the 2016 annual meeting of stockholders must be received by the Company at its principal office on or prior to December 22, 2015, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado, 80203

Advance Notice Procedures Under the Company’s By-Laws

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2016 annual meeting of stockholders, but does not seek to include in our Proxy Statement under applicable SEC rules, must be submitted in accordance with Section 2.14(b) of the Company’s By-Laws, which provides that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of the 2016 annual meeting, the deadline for the notice would be March 16, 2016. However, the By-Laws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after March 9, 2016 that is intended to be presented at the 2016 annual meeting of stockholders without inclusion in the Proxy Statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

Barton R. Brookman

President and Chief Executive Officer

Dated: April 20, 2015

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO, 80203.

APPENDIX A

PLAN OF CONVERSION

THIS PLAN OF CONVERSION (this “Plan”) is adopted this [—]th day of [—], 2015, by PDC Energy, Inc., a Nevada corporation (“PDC Nevada”), for the purpose of converting PDC Nevada into a Delaware corporation to be known as PDC Energy, Inc. (the “Resulting Entity”), in accordance with the provisions of the Nevada Revised Statutes and the Delaware General Corporation Law (the “Conversion”).

RECITALS

WHEREAS, the board of directors and shareholders of PDC Nevada have approved the Conversion; and

WHEREAS, in order to effect the Conversion, PDC Nevada has adopted this Plan for the purpose of setting forth the manner and terms on which PDC Nevada will continue its existence under the laws of the State of Delaware, including, without limitation, the method for effecting the Conversion and the manner and basis for converting PDC Nevada’s outstanding shares of stock into outstanding shares of stock of the Resulting Entity.

NOW, THEREFORE, BE IT KNOWN, that:

1. Conversion. The name of the converting entity is PDC Energy, Inc. At the Effective Time (as defined below), PDC Nevada shall be converted into a Delaware corporation under the name PDC Energy, Inc.

2. Effective Time. Provided that this Plan has not been terminated or deferred pursuant to Section 14 hereof, or unless another date and time is specified, the Conversion of PDC Nevada into the Resulting Entity shall be effective (the “Effective Time”) upon: (a) the filing of a duly executed Articles of Conversion with the Secretary of State of the State of Nevada; and (b) the filing with the Secretary of State of the State of Delaware of (i) a duly executed Certificate of Conversion and (ii) a duly executed Certificate of Incorporation of the Resulting Entity in the form specified below.

3. Effect of Conversion. At the Effective Time, PDC Nevada shall continue its existence in the organizational form of the Resulting Entity. At the Effective Time, the Resulting Entity shall be formed as a corporation existing under the laws of the State of Delaware. Following the Conversion, the Resulting Entity shall, for all purposes of the laws of the State of Delaware and Nevada, be deemed to be the same entity as PDC Nevada. At the Effective Time, all of the rights, privileges and powers of PDC Nevada, and all property, real, personal and mixed, and all debts due to PDC Nevada, as well as all other things and causes of action belonging to PDC Nevada, shall remain vested in the Resulting Entity and shall be the property of the Resulting Entity and the title to any real property vested by deed or otherwise in PDC Nevada shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of PDC Nevada shall be preserved unimpaired, and all debts, liabilities and duties of PDC Nevada shall remain attached to the Resulting Entity, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. The rights, privileges, powers and interests in property of PDC Nevada, as well as the debts, liabilities and duties of PDC Nevada, shall not be deemed, as a consequence of the conversion, to have been transferred to the Resulting Entity for any purpose of the laws of the State of Delaware. The Conversion shall not be deemed to affect any obligations or liabilities of PDC Nevada incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. PDC Nevada shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of PDC Nevada and shall constitute a continuation of the existence of PDC Nevada in the form of a Delaware corporation.

4. Governance and Other Matters Related to the Resulting Entity.

a. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Resulting Entity shall be as set forth in Exhibit A attached hereto (the “Certificate of Incorporation”) and shall be filed with the Secretary of State of the State of Delaware.

b. Bylaws. At the Effective Time, the Bylaws of the Resulting Entity shall be as set forth in Exhibit B attached hereto (the “Bylaws”), and shall be adopted as such by the board of directors of the Resulting Entity. Thereafter, the Bylaws may be amended by the board of directors or the stockholders of the Resulting Entity as provided in the Bylaws and the Certificate of Incorporation, as applicable.

c. Directors and Officers. At the Effective Time, all directors and officers of PDC Nevada immediately prior to the Effective Time shall become directors and officers of the Resulting Entity, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal. After the Effective Time, the Resulting Entity and its board of directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

5. Effect of the Conversion on the Capital Stock of PDC Nevada. At the Effective Time, each one (1) outstanding share of PDC Nevada shall, without any action of the part of the holder thereof, be converted into a like class of one (1) validly issued, fully paid, and nonassessable share of the Resulting Entity. Following the Effective Time, all shares of PDC Nevada stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of PDC Nevada stock immediately prior to the Effective Time shall cease to have any rights with respect thereto.

6. Effect of Conversion on Other Rights. At the Effective Time, each right to acquire shares of the capital stock of PDC Nevada outstanding immediately prior to the Effective Time shall convert into an equivalent right to acquire, upon the same terms and conditions as were in effect immediately prior to the Effective Time, the same number of shares of the capital stock of the Resulting Entity.

7. Stock Certificates. From and after the Effective Time, all of the outstanding certificates that prior to that time represented shares of PDC Nevada capital stock shall be deemed for all purposes to evidence ownership of and to represent the shares of the Resulting Entity capital stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Resulting Entity or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Resulting Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Resulting Entity evidenced by such outstanding certificate as provided above.

8. Tax Matters. PDC Nevada intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a)(1)(F) of the Internal Revenue Code of 1986. This Plan constitutes a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

9. Employee Benefit and Compensation Plans. At the Effective Time, each employee benefit plan, incentive compensation plan, stock purchase plan, stock option agreement and other similar plans and agreements to which PDC Nevada is then a party shall be automatically assumed by, and continue to be the plan of, the Resulting Entity, without further action by PDC Nevada or the Resulting Entity or any other party thereto. To the extent any employee benefit plan, incentive compensation plan, stock option agreement or other similar plan provides for the issuance or purchase of, or otherwise relates to, shares of PDC Nevada’s capital stock, after the Effective Time, such plan or agreement shall be deemed to provide for the issuance or purchase of, or otherwise relate to, shares of the Resulting Entity’s capital stock.

10. Filings, Licenses, Permits, Titled Property, Etc. As necessary, following the Effective Time, the Resulting Entity shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the State of Delaware. As required or appropriate, following the Effective Time, all real, personal or intangible property of PDC Nevada which was titled or registered in the name of PDC Nevada shall be re-titled or re-registered, as applicable, in the name of the Resulting Entity by appropriate filings or notices to the appropriate parties (including, without limitation, any applicable governmental agencies).

11. Further Assurances. If, at any time after the Effective Time, the Resulting Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, to vest, perfect or confirm, of record or otherwise, in the Resulting Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of PDC Nevada, or to otherwise carry out the purposes of this Plan, the Resulting Entity and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of PDC Nevada, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of PDC Nevada, all such other acts and things necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Resulting Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of PDC Nevada, or to otherwise carry out the purposes of this Plan and the Conversion.

12. Implementation and Interpretation; Termination and Amendment. This Plan shall be implemented and interpreted, prior to the Effective Time, by the board of directors of PDC Nevada and, upon the Effective Time, by the board of directors of the Resulting Entity, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of PDC Nevada or the Resulting Entity, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.

13. Amendment. This Plan may be amended or modified by the board of directors of PDC Nevada at any time prior to the Effective Time, provided that such an amendment shall not alter or change (a) the amount or kind of shares or other securities to be received hereunder by the shareholders of PDC Nevada, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the Delaware General Corporation Law, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of PDC Nevada.

14. Termination or Deferral. At any time before the Effective Time, (a) this Plan may be terminated and the Conversion may be abandoned by action of the board of directors of PDC Nevada, notwithstanding the approval of this Plan by the shareholders of PDC Nevada, or (b) the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the board of directors of PDC Nevada, such action would be in the best interest of PDC Nevada and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of PDC Nevada, its board of directors or shareholders with respect thereto.

15. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

16. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, PDC Nevada has caused this Plan to be executed by its duly authorized representative as of the date first written above.

PDC ENERGY, INC.,
a Nevada corporation

By:
Name:	Barton R. Brookman, Jr.
Title:	President and Chief Executive Officer

PDC ENERGY, INC., a Delaware corporation

By:
Name:	Barton R. Brookman, Jr.
Title:	President and Chief Executive Officer

Exhibit A

Certificate of Incorporation

See attached.

Exhibit B

Bylaws

See attached.

APPENDIX B

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity must be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion

(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

PDC Energy, Inc.
Name of constituent entity
Nevada	corporation
Jurisdiction	Entity type *

and,
PDC Energy, Inc.
Name of resulting entity
Delaware	corporation
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐	The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1
Revised: 1-5-15

B-1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	Andrew Fiske

c/o:	PDC Energy, Inc. 1775 Sherman Street, Suite 3000 Denver, CO 80203

5.	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:	Time:

6.	Signatures — must be signed by:

1.

If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2.	If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

PDC Energy, Inc.

Name of constituent entity

X	SVP Gen. Counsel & Secretary
Signature	Title	Date

*

Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2
Revised: 1-5-15

B-2

APPENDIX C

STATE OF DELAWARE CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE CORPORATION TO A DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.)	The jurisdiction where the Non-Delaware Corporation first formed is Nevada.	.

2.)	The jurisdiction immediately prior to filing this Certificate is	Nevada	.

3.)	The date the Non-Delaware Corporation first formed is	March 25, 1955	.

4.)	The name of the Non-Delaware Corporation immediately prior to filing this

Certificate is	PDC Energy, Inc.	.

5.)	The name of the Corporation as set forth in the Certificate of Incorporation is

PDC Energy, Inc.	.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the             day of                     , A.D.                    .

By:

Name:
Print or Type
Title:
Print or Type

C-1

APPENDIX D

CERTIFICATE OF INCORPORATION

OF

PDC ENERGY, INC.

PDC Energy, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

FIRST: The name of the Corporation is PDC Energy, Inc.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in New Castle County, Delaware. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 200,000,000 shares of stock, classified as (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) 150,000,000 shares of common stock, par value $0.01 per share (“Common Stock”).

The designations and the powers, preferences, rights, qualifications, limitations and restrictions of Preferred Stock and Common Stock are as follows:

1.	Provisions Relating to Preferred Stock.

(a) Preferred Stock may be issued from time to time in one or more classes or series, the shares of each series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board”) as hereafter prescribed (a “Preferred Stock Designation”).

(b) Authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more classes or series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted by the Board providing for the issuance thereof the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

(i) whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the series and the designations thereof;

(iii) the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(iv) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other powers, preferences, rights, qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.

(c) The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

2.	Provisions Relating to Common Stock.

(a) Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation.

(b) Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(c) Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor.

(d) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(e) The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Common Stock or Preferred Stock voting separately as a class shall be required therefor.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of one class, the members of which shall be designated as the Class III Directors, to expire at the 2016 annual meeting, the initial term of office of the second class to expire at the 2017 annual meeting (the “Class I Directors”), and the initial term of office of the third class to expire at the 2018 annual meeting (the “Class II Directors”), with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective. Subject to the rights of the holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause may be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

The number of directors on the Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board but shall in no event be fewer than three (3) or more than nine (9), subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot.

SIXTH: Any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SEVENTH: Special meetings of stockholders of the Corporation may be called by the Chief Executive Officer, the Chairman of the Board, the Board pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies, or, to the extent so provided in the bylaws of the Corporation, holders of not less than 10% in voting power of the then-outstanding shares of stock entitled to vote in an election of directors.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation without any action on the part of the stockholders of the Corporation; provided, however, that the provisions of this Article Eighth notwithstanding, the bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of holders of not less than 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director.

Any amendment, repeal or modification of this Article Ninth shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

TENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the bylaws of the Corporation (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this [    ] day of [                    ], 2015.

PDC ENERGY, INC.

By:
Name:
Title:

APPENDIX E

BYLAWS

OF

PDC ENERGY, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Registered Office. The registered office of PDC Energy, Inc. (the “Corporation”) in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in New Castle County, Delaware. The name of its registered agent at such address is Corporation Service Company. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. If required by applicable law, an annual meeting of the stockholders of the Corporation shall be held at such date, time and place, if any, either within or without the State of Delaware, and time as may be fixed by resolution of the Board.

SECTION 2.2. Special Meeting. Special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer, the Chairman of the Board, the Board pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies, or by the Secretary of the Corporation at the request of the holders of record of not less than ten percent (10%) of the outstanding shares of common stock, par value $.01 per share, of the Corporation.

SECTION 2.3. Record Date.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than as provided in Section 2.3(C)), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.3(C)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.3(C) or otherwise within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

SECTION 2.4. Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5. Place of Meeting. The Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.6. Notice of Meeting. Written notice, stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than 60 days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board, the Chairman of the Board or the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the DGCL. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws.

SECTION 2.7. Quorum and Adjournment of Meetings.

(A) Except as otherwise provided by applicable law or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B) Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 2.8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the DGCL) by the stockholder or by his duly authorized attorney-in-fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

SECTION 2.9. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination; Section 2.9(A)(1)(c) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 80th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 80th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary of the Corporation must:

(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock or other securities of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the Corporation, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held by such stockholder or beneficial owner, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments or short interests held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The information required under clauses (a)(i) and (ii) of the preceding sentence of this Section 2.9(A)(2) shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the record date for notice of the meeting to disclose such information as of such record date;

(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.9(C)(5) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 2.9(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (a) by or at the direction of the Board or any committee thereof or (b) provided, that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.9(A)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(C)(5) of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 80th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release issued by the Corporation using its ordinary course distribution methods or any other methods reasonably designed to provide broad, non-exclusionary distribution of the information to the public, including by disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A)(1)(c) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(4) The Corporation may require any proposed stockholder nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to serve on standing committees of the Board. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(5) To be eligible to be a nominee for election or reelection as a director of the Corporation, if requested by the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 2.10. Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.11. Procedure for the Election of Directors; Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

SECTION 2.12. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.13. Inspectors of Elections; Opening and Closing the Polls. At any meeting at which a vote is taken by ballots, the Board by resolution may, and when required by applicable law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by applicable law.

ARTICLE III BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board elected in accordance with these Bylaws. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and the terms of the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board then in office. The election and term of directors shall be as set forth in the Certificate of Incorporation.

SECTION 3.3. Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

SECTION 3.4. Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, and time of the meetings. Any business may be conducted at a special meeting of the Board.

SECTION 3.5. Notice. Notice of any meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

SECTION 3.6. Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.7. Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting, except where such person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.8. Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice unless (i) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (ii) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (i) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 3.9. Vacancies. Subject to applicable law and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause may be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.10. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

SECTION 3.12. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

ARTICLE IV COMMITTEES

SECTION 4.1. Designation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman by a majority vote of the members of the committee then in attendance in the event the chairman has not been selected by the Board, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

SECTION 4.3. Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V OFFICERS

SECTION 5.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors and may be an officer of the Corporation if the Board so directs. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chief Executive Officer, as the case may be.

SECTION 5.2. Election and Term of Office. The officers of the Corporation shall be elected or appointed from time to time by the Board. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 5.3. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall have general supervision, direction, and control of the business and the officers of the Corporation. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board. Unless otherwise directed by the Board, the Chief Executive Officer shall preside at all meetings of stockholders. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

SECTION 5.4. President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board. Unless otherwise determined by the Board, the offices of Chief Executive Officer and the President shall be held by the same person.

SECTION 5.5. Vice Presidents. Each Vice President (which may include Executive Vice Presidents and Senior Vice Presidents), if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

SECTION 5.6. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

SECTION 5.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chief Executive Officer or the Chief Financial Officer.

SECTION 5.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

SECTION 5.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

SECTION 5.10. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or by uncertificated or electronic shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.

Each certificated share of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his discretion require.

SECTION 6.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 6.4. Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII MISCELLANEOUS PROVISIONS

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 7.2. Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3. Seal. The corporate seal shall have enscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “PDC Energy, Inc. — Delaware.”

SECTION 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.5. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and, subject to any policy adopted by the Board, such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein.

SECTION 7.6. Indemnification and Advancement of Expenses.

(A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B) The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.

(C) The rights to indemnification and advancement of expenses under this Section 7.6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.6, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(D) If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(E) The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise.

(F) This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

SECTION 7.7. Notices. Except as otherwise specifically provided herein or required by applicable law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 7.8. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 7.9. Time Periods. In applying any provision of these Bylaws that require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.10. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to matters reasonably believed to be within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 7.11. Amendment of the Bylaws. Pursuant to Article Eighth of the Certificate of Incorporation, the Board is expressly authorized to adopt, amend or repeal these Bylaws without any action on the part of the stockholders of the Corporation.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 am Eastern Time on June 4, 2015.

Vote by Internet • Go to www.envisionreports.com/PDCE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Elect Three Class II Directors:	For	Withhold				For	Withhold		For	Withhold	+
01 - Anthony J. Crisafio	☐	☐	02 - Kimberly Luff Wakim			☐	☐	03 - Barton R. Brookman	☐	☐
			For	Against	Abstain
2. Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2015.			☐	☐	☐

3. Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.			☐	☐	☐

4. Approve a change in the Company’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion.			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name, by an authorized officer or an authorized person, respectively.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 (if needed) — Please keep signature within the box.

/ /

021ZKC

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Proxy Solicited by Board of Directors for 2015 Annual Meeting of Stockholders

The undersigned appoints GYSLE R. SHELLUM and DANIEL W. AMIDON, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the 2015 Annual Meeting of Stockholders of PDC Energy, Inc. (the “Company”) to be held on June 4, 2015, at 11:30 a.m. Mountain Time, and at any adjournment or postponement thereof, to vote all shares of the common stock of the Company held by the undersigned with respect to the matters specified herein and on such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting to be held on June 4, 2015, and a copy of the Company’s 2014 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.